Exhibit 4.9

SECURITIES PURCHASE AGREEMENT

by and among BUYER,

IMMUNOPRECISE NETHERLANDS B.V.,

and IMMUNOPRECISE ANTIBODIES LTD.,

regarding the entire issued share capital of IMMUNOPRECISE ANTIBODIES (EUROPE) B.V.

dated as of August 6, 2025

TABLE OF CONTENTS

ARTICLE I Definitions 1

ARTICLE II Purchase and Sale 18

Section 2.01 Purchase and Sale of Acquired Securities 18

Section 2.02 Purchase Price 18

Section 2.03 Post-Closing Adjustment Amount 18

Section 2.04 Withholding Tax 22

ARTICLE III Closing 22

Section 3.01 Closing 22

Section 3.02 Closing Date 23

Section 3.03 Payment 23

Section 3.04 Closing Events 23

Section 3.05 Seller Closing Deliverables 23

Section 3.06 Buyer Closing Deliverables 25

Section 3.07 Execution of Transfer Deed 25

ARTICLE IV Representations and Warranties of Seller 25

Section 4.01 Organization and Qualification of Seller 25

Section 4.02 Title 26

Section 4.03 Authority of Seller 26

Section 4.04 No Conflicts; Consents 26

Section 4.05 Brokers 26

Section 4.06 Litigation 27

Section 4.07 No Seller Vote Required 27

Section 4.08 No Other Representations or Warranties 27

ARTICLE V Representations and Warranties with respect to the Company 27

Section 5.01 Organization and Qualification of the Company 27

Section 5.02 Shares; Capitalization 28

Section 5.03 Indebtedness 29

Section 5.04 No Conflicts; Consents 29

Section 5.05 Financial Statements 29

Section 5.06 Undisclosed Liabilities 30

Section 5.07 Absence of Certain Changes, Events, and Conditions 30

Section 5.08 Material Contracts 33

Section 5.09 Title to Assets; Assets of the Acquired Business 36

Section 5.10 Real Property 36

Section 5.11 Intellectual Property 37

Section 5.12 Privacy and Cybersecurity 40

Section 5.13 Inventory 43

Section 5.14 Accounts Receivable 43

Section 5.15 Suppliers; Customers 44

Section 5.16 Insurance 44

Section 5.17 Legal Actions; Governmental Orders 44

Section 5.18 Compliance with Laws; Permits 45

Section 5.19 Environmental Matters 45

Section 5.20 Employees and Employee Benefits 46

Section 5.21 Pensions 47

Section 5.22 Taxes 47

Section 5.23 Related Party Transactions 49

Section 5.24 Anti-Corruption Laws 50

Section 5.25 Trade Control Laws 50

Section 5.26 No Other Representations or Warranties 51

ARTICLE VI Representations and Warranties of Buyer 51

Section 6.01 Organization and Qualification of Buyer 51

Section 6.02 Authority of Buyer; Enforceability 51

Section 6.03 No Conflicts; Consents 51

Section 6.04 Brokers 52

Section 6.05 Sufficiency of Funds; Solvency 52

Section 6.06 Investment Purpose 52

Section 6.07 Legal Proceedings 52

Section 6.08 Independent Investigation 52

ARTICLE VII Covenants 53

Section 7.01 Employees and Employee Benefits 53

Section 7.02 Books and Records 54

Section 7.03 Restrictive Covenants 55

Section 7.04 Representations and Warranties Insurance 57

Section 7.05 Director and Officer Indemnification; Insurance 58

Section 7.06 Governmental Approvals; Consents 59

Section 7.07 Public Announcements 59

Section 7.08 Tax Matters 60

Section 7.09 Funds from Third Parties 63

Section 7.10 Wrong Pockets 63

Section 7.11 Litigation Support 63

Section 7.12 Intercompany Balances 64

Section 7.13 Release of Guarantee 64

Section 7.14 Name Change; Transitional Trademark License 64

Section 7.15 Shared Agreements 65

Section 7.16 Further Assurances 65

ARTICLE VIII Indemnification 65

Section 8.01 Indemnification of Buyer 65

Section 8.02 Indemnification of Seller 66

Section 8.03 Exclusive Remedies 66

Section 8.04 Survival 66

Section 8.05 Order of Recourse 67

Section 8.06 Certain Limitations 68

Section 8.07 Indemnification Procedures 69

Section 8.08 Tax Treatment of Indemnification Payments 70

Section 8.09 Fraud 70

Section 8.10 Release of Retention Escrow Amount 70

ARTICLE IX Miscellaneous 70

Section 9.01 Expenses 70

Section 9.02 Notices 71

Section 9.03 Interpretation 72

Section 9.04 Headings 73

Section 9.05 Severability 73

Section 9.06 Entire Agreement 73

Section 9.07 Successors and Assigns 74

Section 9.08 No Third-Party Beneficiaries 74

Section 9.09 Amendment and Modification; Waiver 74

Section 9.10 Governing Law Agreement; Submission to Jurisdiction; Waiver of Jury Trial 74

Section 9.11 Governing Law Transfer Deed; Notary 75

Section 9.12 Specific Performance 75

Section 9.13 Certain Understandings 76

Section 9.14 Counterparts 76

Section 9.15 Non-Recourse 76

Section 9.16 Conflict Waiver; Attorney-Client Privilege 76

Exhibit A – Escrow Agreement Exhibit B – Transfer Deed

Exhibit C – Form of Transition Services Agreement Exhibit D – Illustrative Calculation of Working Capital Exhibit E – Form of RWI Policy

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of August 6, 2025 (the “Effective Date”), by and among AVS Bio Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Buyer”), ImmunoPrecise Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Seller”), ImmunoPrecise Antibodies (Europe) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Company”) and, solely for the purposes of Section 7.03 and Article VIII hereof, ImmunoPrecise Antibodies Ltd., a corporation incorporated under the laws of the province of British Columbia (“Parent”, and together with Buyer and Seller collectively, the “Parties”, and each, individually, a “Party”).

RECITALS

WHEREAS, Seller owns all of the issued and outstanding shares of the Company (the

“Acquired Securities” or “Shares”);

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Acquired Securities on the terms of, and subject to the conditions in, this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Definitions

Each of the terms in the Preamble and the Recitals to this Agreement have the meaning assigned to them therein, and each of the following terms have the meanings specified or referred to in this Article I:

“Accounts Receivable” has the meaning set forth in Section 5.14.

“Accrued Taxes” means an amount, calculated separately for each jurisdiction (and shall not be less than zero in any jurisdiction for the Company), of the aggregate Liabilities of the Company for unpaid Income Taxes, franchise Taxes, or gross receipts Taxes attributable to any Pre-Closing Tax Period, determined (a) without regard to any refunds, overpayments, or other current Tax assets, but with regard to any estimated (or other prepaid) Tax payments to the extent such amounts actually decrease the unpaid Income Taxes, franchise Taxes, or gross receipts Taxes otherwise due and payable by the Company in a Pre-Closing Tax Period and based upon the past practices (including reporting positions, elections and accounting methods) of the Company in preparing its Tax Returns (unless otherwise required pursuant to applicable Law or this Agreement) and solely for jurisdictions in which the Company has historically filed Tax Returns prior to the date hereof and/or any jurisdictions in which the Company has established nexus in the current or immediately prior taxable year, (b) by treating (i) any advance payments, deferred revenues, or other prepaid amounts received or arising in any Pre-Closing Tax Period shall be treated as subject to Tax in such period regardless of when actually recognized for income Tax purposes, (ii) any Taxes attributable to an adjustment made with respect to the Company prior to the Closing with respect to a Pre-Closing Tax Period pursuant to Section 481 of the Code (or any analogous or similar provision of state, local or non-U.S. Law) shall be treated as subject to Tax in such period regardless of when actually recognized for income Tax purposes, and (iii) any net accounts receivable as being subject to Tax in the period during which such receivables would have been subject to Tax had the Company been an accrual method taxpayer (regardless of whether the Company is actually an accrual method taxpayer), (c) by excluding amounts described in the proviso to the definition to Unpaid Taxes, and (d) in accordance with Section 7.08(c). For purposes of the foregoing, any Taxes attributable to a Straddle Period shall be determined in accordance with Section 7.08(c). For the avoidance of doubt, Accrued Taxes shall not include Taxes with respect to the Company that are payable by Seller as head of the fiscal unity of which the Company is a member.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, mediation, audit, notice of violation, proceeding, litigation, citation, summons, hearing, inquiry, subpoena, investigation, examination or other proceeding of any nature, civil, criminal, administrative, regulatory, investigative or otherwise, whether at law or in equity.

“Affiliate” means, with respect to a Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the Company shall be an Affiliate of Buyer after the Closing.

“Antibody Discovery Services” means antibody discovery services utilizing (i) chicken plasma B cell platform, (ii) llama plasma B cell platform, (iii) phage display, independent of libraries (and, for the avoidance of doubt, including “Deep Display”), (iv) “high throughput” surface plasmon resonance (“SPR”) kinetics screening (i.e. greater than ≥96 samples per screening assay), but excluding, for the avoidance of doubt, “characterization” of an antibody by SPR.

“Assets” has the meaning set forth in Section 5.09.

“Base Purchase Price” has the meaning set forth in Section 2.02.

“Books and Records” has the meaning set forth in Section 7.02.

“Business” means the business in which the Company is engaged as of immediately prior to the Closing Date.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in New York, New York, or in Amsterdam, the Netherlands, are authorized or required by Law to be closed for business.

“Business IT Systems” means software, computer hardware, servers, networks, and similar items of automated, computerized, or other information technology (IT) networks and systems that are owned, leased, or licensed by the Company or provided as a service to the Company.

“Buyer Adjustment Amount” has the meaning set forth in Section 2.03(c)(iv).

“Buyer Benefit Plan” has the meaning set forth in Section 7.01(b).

“Buyer Indemnified Parties” has the meaning set forth in Section 8.01.

“Cash” means, without duplication, the aggregate amount of cash and cash equivalents held by the Company calculated in accordance with IFRS, provided, that “Cash” (a) shall not include any Restricted Cash or any Tax assets, (b) shall be increased for (i) checks that have been received by the Company but have not yet cleared prior to the Effective Time (but only to the extent such checks subsequently clear) and (ii) wire transfers, ACH transfers and other electronic payments to the Company initiated but have not yet cleared prior to the Effective Time (but only to the extent that such wire transfers, ACH transfers and other electronic payments subsequently clear), and (c) shall be reduced for (i) checks issued by the Company that have not yet cleared prior to Effective Time (but only to the extent such checks subsequently clear) and (ii) wire transfers, ACH transfers and other electronic payments from the Company initiated which have not yet cleared prior to the Effective Time (but only to the extent such wire transfers, ACH transfers and other electronic payments subsequently clear).

“Cash Cap” means €500,000.

“Cell Line Development Services” means the provision of stable cell line development services utilizing GMP-validated cell lines for antibody-expressing cells.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.02.

“Closing Proceeds” means the sum of (a) the Base Purchase Price; minus (b) Company Indebtedness; plus (c) Company Cash; plus (d) the Working Capital Adjustment (which amount may be a positive or negative number); minus (e) the Transaction Expenses; minus (f) the Post-Closing Adjustment Escrow Amount; minus (g) the Retention Escrow Amount.

“Closing Statement” has the meaning set forth in Section 2.03(b).

“Closing Working Capital” means the Working Capital determined as of the Effective

Time.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means any plan, program, policy, practice, Contract or other arrangement (including any provident fund, pension arrangement, study fund and disability fund but not including any individual employment contract or contract of engagement) providing for severance, termination indemnity, change of control, termination pay, deferred compensation, profit sharing, performance awards, equity or equity-related awards, retirement benefits, welfare benefits, health benefits or medical, dental, vision, disability, accident or life insurance benefits and any other plans, programs or arrangements similar to the foregoing, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) which is or has been maintained, sponsored, contributed to or required to be contributed to by the Company, or with respect to which the Company has or may have any Liability or obligation.

“Company Cash” means any Cash of the Company determined as of the Effective Time; provided, that in no event shall Company Cash exceed the Cash Cap; provided further that any Cash used by the Company after the Effective Time and at or prior to the Closing to satisfy or pay any Transaction Expenses, satisfy or repay any Indebtedness or make any dividend or pay any distribution shall be excluded from the calculation of Company Cash.

“Company Employee” has the meaning set forth in Section 7.01(a).

“Company Indebtedness” means any Indebtedness of the Company determined immediately prior to the Closing.

“Company Registered IP” has the meaning set forth in Section 5.11(a).

“Company Software” has the meaning set forth in Section 5.11(j).

“Company’s Knowledge” or any other similar knowledge qualification, means, collectively, the actual knowledge, after due inquiry, of any of the following individuals: Dr. Ilse Roodink, Dr. Roland Romijn and Dr. Jennifer Lynne Bath Ph.D.

“Confidential Information” means all information (whether or not specifically identified as confidential), in any form or medium that, in each case, relates to the Business, including, without limitation: (a) confidential internal business information of the Company (including, without limitation, information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company or its customers and their respective confidential information; (c) any confidential or proprietary information of any third party that the Company or any of its Subsidiaries has a duty to maintain confidentiality of, or use only for certain limited purposes; (d) industry research compiled by, or on behalf of, the Company, including, without limitation, identities of potential target companies, management teams, and transaction sources identified by, or on behalf of, the Company; (e) compilations of data and analyses, processes, methods, track and performance records, data and data bases relating thereto; (f) information related to the Company’s Intellectual Property rights and updates of any of the foregoing; and (g) information obtained in connection the prosecution or defense of any third party claim; provided that “Confidential Information” shall not include any information that (A) has become generally known to the public and publicly available other than as a result of the acts or omissions of Seller or a Person that Seller has control over or (B) was later disclosed to Seller or its Affiliates by a third party on a non-confidential basis.

“Consent Fees” means any third party consent fees required to be paid to the counterparties listed in Section 5.04 of the Disclosure Schedule as a result of the transactions contemplated hereby.

“Contracting Party” has the meaning set forth in Section 9.15.

“Contracts” means all contracts, subcontracts, leases, subleases, deeds, mortgages, notes, promises, licenses, instruments, notes, commitments, undertakings, understandings, obligations, indentures, joint ventures, purchase agreements and all other agreements, commitments, and legally binding arrangements, whether written or oral (excluding (x) non-disclosure or confidentiality agreements, statements of work and amendments thereto, entered into, in each case, in the ordinary course of business and consistent in all material respects with the standard forms used by the Company, as applicable, provided, such forms have been made available to Buyer (“Standard Nondisclosure Agreements”)).

“Copyright” means any copyright, mask work right, and analogous right in tangible works of authorship (including all compilations, databases and computer programs, manuals and other documentation and all derivatives, translations, adaptations and combinations of the above), whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing.

“Damages” has the meaning set forth in Section 8.01.

“Data Partners” has the meaning set forth in Section 5.12(c).

“Determination Date” has the meaning set forth in Section 2.03(c)(ii).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Dispute Notice” has the meaning set forth in Section 2.03(c)(i).

“Dollars” or “$” means the lawful currency of the United States.

“D&O Indemnified Parties” has the meaning set forth in Section 7.05(a).

“Effective Time” has the meaning set forth in Section 3.01.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lease, lien (statutory or other), encumbrance, option, security interest, bailment, deed of trust, mortgage, easement, option, restrictive covenant, right of first option or offer, right of first refusal, encroachment, right of way, or restriction of any kind, including, without limitation, any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, any sale of receivables with recourse against the Company or other restriction of any kind, and any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute, or other similar arrangement in real or personal property (including any Intellectual Property).

“Environmental Law” means any applicable Law or Governmental Order relating to: (i) pollution or the protection of the environment, or (ii) the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, transportation, processing, production, handling, Release of, or exposure to, any Hazardous Materials.

“Environmental Liability” means any liability, obligation, loss, claim, notice, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) resulting from or based upon (a) any actual or alleged violation of any Environmental Law or Environmental Permit, or (b) the Release or threatened Release of, or exposure to, any Hazardous Materials.

“Environmental Permit” means any Permit required under or issued, granted, given, authorized by or made by a Governmental Authority pursuant to Environmental Law.

“Equity Security” means (a) any common, preferred, or other capital stock or shares, limited liability company interest, membership interest, partnership interest, units, restricted stock or similar security; (b) any warrants, options, puts, calls, rights of first refusal or offer, or other rights to, directly or indirectly, acquire any security, and any Contracts or commitments that could require the issuance of, any security described in clause (a); (c) any other security containing equity or equity-based features or profits interests or other profits participation features, equity appreciation rights, phantom equity or similar rights to participate in profits; (d) any obligations, evidences of indebtedness or other security or instrument convertible or exchangeable, or the value of which is derived from the price of, directly or indirectly, with or without consideration, into, for or from any security described in clauses (a) through (c) above or another similar security (including convertible notes); and (e) any security carrying any warrant or right to subscribe for or purchase any security described in clauses (a) through (d) above or any similar security.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any other Person under common control with the Company or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

“Escrow Agent” means Citibank, N.A.

“Escrow Agreement” means an escrow agreement by and among Seller, Buyer, and Escrow Agent, substantially in the form attached as Exhibit A.

“Estimated Closing Proceeds” has the meaning set forth in Section 2.02.

“Estimated Closing Statement” has the meaning set forth in Section 2.03(a).

“Estimated Company Cash” has the meaning set forth in Section 2.03(a). “Estimated Indebtedness” has the meaning set forth in Section 2.03(a). “Estimated Transaction Expenses” has the meaning set forth in Section 2.03(a).

“Estimated Working Capital Adjustment” has the meaning set forth in Section 2.03(a).

“Euros” or “€” means the lawful currency of the European Union.

“Financial Statements” has the meaning set forth in Section 5.05(a).

“Fraud” means actual common law fraud under Delaware law in the making of the representations and warranties set forth in this Agreement.

“Fundamental Representations” means the representations and warranties contained in Section 4.01 (Organization and Qualification of Seller), Section 4.02 (Title), Section 4.03 (Authority of Seller), Section 4.04(a) (No Conflicts; Consents), Section 4.07 (No Seller Vote) Section 4.05 (Brokers), Section 5.01 (Organization and Qualification of the Company), Section 5.02 (Shares; Capitalization), Section 5.04(a) (No Conflicts; Consents); Section 5.23 (Related Party Transactions), Section 6.01 (Organization and Qualification of Buyer), Section 6.02 (Authority of Buyer), Section 6.04 (Brokers), and Section 6.05 (Sufficiency of Funds; Solvency).

“Funded Indebtedness” means without duplication, any Indebtedness of the types described in clauses (a), (b), (c) and (h) of the definition of Indebtedness.

“Generative AI Tools” means artificial intelligence systems or models that have the ability to generate content or output, including content or output closely resembling or mimicking human-created content or output.

“Governmental Authority” means any U.S. federal, state, provincial, municipal, local or non-U.S. government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental, judicial, regulatory authority or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, judicial body, instrumentality, official, organization, contractor, regulatory body, or other entity or body), national data protection supervisory authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any office, committee, arbitrator, court or similar tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, directive, decree, ruling, decision, opinion, consent agreement, inspection report, warning letter, stipulation, determination or similar notice, verdict, sentence, subpoena, writ, assessment or award issued, made, entered, rendered or otherwise put into effect by, with or under the authority of any Governmental Authority.

“Hazardous Materials” means: (a) any pollutant, contaminant, hazardous substance, hazardous waste, or hazardous material, as defined by or regulated under Environmental Law, or any other substances for which standards of conduct are imposed under Environmental Laws;

(b) any petroleum or petroleum-derived products or byproducts, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, medical or infectious waste, heavy metals, chlorinated solvents, mold, mycotoxins and per- or polyfluoroalkyl substances; and (c) any wastes, contaminants and any other natural or artificial material (whether in the form of a solid, liquid, gas or vapor) which is capable of causing harm or damages to the environment or the health of any Person.

“IFRS” means the International Financial Reporting Standards, issued by the International

Accounting Standards Boards (IASB).

“Illustrative Calculation of Working Capital” means the illustrative calculation of Working Capital attached hereto as Exhibit D.

“Inbound IP Agreements” has the meaning set forth in Section 5.11(c).

“Income Tax” means any Tax imposed upon or measured by net income or gross income (excluding any Tax based solely on gross receipts).

“Income Tax Return” means any Tax Return filed or required to be filed with respect to Income Taxes.

“Indebtedness” means, without duplication, with respect to any Person, (a) all obligations for the payment of principal, interest, unpaid expenses, penalties, fees (including loan management fees) or other liabilities for borrowed money (including guarantees) and collection costs thereof, incurred or assumed, (b) any liability relating to any capitalized lease obligation, (c) any obligations for any bonds, debentures, promissory notes, (including any surety, performance and similar bonds), debt securities or other guarantees of contractual performance, in each case to the extent drawn or otherwise not contingent, (d) all obligations under conditional sale or other title retention agreements relating to the property or assets of the Company, (e) all Liabilities secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Encumbrance on the assets or the property owned or acquired by the Company, the Business or Seller (with respect to the Business), (f) all obligations for the deferred purchase price of assets, property, goods or services owned or acquired by the Company, (g) any deferred purchase price Liabilities related to past acquisitions of the Company (including all seller notes, “earn-out” payments, “holdbacks” and the like), (h) any defined benefit pension, defined contribution pension, multiemployer pension, post-retirement health and welfare benefit, deferred compensation, phantom equity, termination, severance, indemnity or other similar obligations or payments that are owed or that are not cancelable without cost by unilateral action by the Company and the associated employer portion of any payroll, social security, unemployment, employment or similar Taxes; (i) Liabilities under conditional sale and/or other title retention agreements relating to property or assets; (j) Liabilities for declared but unpaid dividends or distributions; (k) Accrued Taxes, (l) accumulated funding deficiencies (if any) under any pension plan, welfare plan or other employee benefit plan; (m) any payments, fines, fees, penalties, expenses, accrued and unpaid interest on, and any prepayment or redemption premiums or penalties (if any), breakage costs, “make-whole” amounts, consent or other fees or other amounts applicable to or otherwise incurred in connection with or as a result of any prepayment or early satisfaction of any obligation described above; (n) the amount of any formally tracked, earned or accrued (or unaccrued) but unpaid performance bonuses owed to employees; (o) fifty percent (50%) of the Consent Fees and

(p) the Specified Employee Debt Item. Notwithstanding the foregoing, “Indebtedness” shall not include any amount to the extent expressly included in the calculation of Transaction Expenses. “Indemnification Claims Period” has the meaning set forth in Section 8.04. “Indemnified Party” has the meaning set forth in Section 8.07(b).

“Indemnifying Party” has the meaning set forth in Section 8.07(b). “Information Security Reviews” has the meaning set forth in Section 5.12(h). “Insurance Policies” has the meaning set forth in Section 5.16.

“Intellectual Property” means all of the following, as they exist in any jurisdiction throughout the world and under any international treaties or conventions: (a) patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models), design rights, and analogous rights in inventions (“Patents”); (b) Trademarks; (c) Copyrights; (d) domain name registrations and social media accounts and handles, whether or not Trademarks, all associated web addresses, URLs, websites and web pages; (e) Trade Secrets; and (f) any and all other intellectual property or other proprietary rights arising under the laws of any jurisdiction.

“Interim Balance Sheet” has the meaning set forth in Section 5.05(a). “Interim Balance Sheet Date” has the meaning set forth in Section 5.05(a). “Interim Financials” has the meaning set forth in Section 5.05(a).

“Inventory” means all current saleable inventories of the Company (or any of them), and all works-in-progress and other materials and supplies normally denoted as inventory in the ordinary course of business.

“Law” means any statute, law, act, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, Governmental Order or other requirement or rule of law enacted, adopted, promulgated, issued, enforced or entered by any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 5.10(b).

“Liabilities” means with respect to any Person, any liabilities, claims, debts, penalties, fines, costs, expenses, Taxes, obligations or commitments of any nature, character or description whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Material Contracts” has the meaning set forth in Section 5.08(a).

“Material Customers” has the meaning set forth in Section 5.15.

“Material Interest” has the meaning set forth in the definition of “Related Person”. “Material Suppliers” has the meaning set forth in Section 5.15(a).

“Netherlands Notary” any civil law notary (notaris) of Buren N.V., or such civil law notary’s substitute.

“Neutral Auditor” means BDO International.

“Non-Party Affiliates” has the meaning set forth in Section 9.15.

“Notary Letter” means the agreed form notary letter provided by the Netherlands Notary. “Notary’s Account” the third party bank account of the Netherlands Notary with account number NL71RABO0147407834.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Open Source Software” means all software (in source or object code form) or documentation that is subject to (A) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including but not limited to any code or library licensed under the GNU Affero General Public License, GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (B) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (1) disclosed, distributed, made available, offered, licensed or delivered in source code form, (2) licensed for the purpose of making derivative works, (3) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (4) redistributable at no charge, including without limitation any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations, stockholders agreement or similar governing instruments required by the laws of its jurisdiction of formation or organization;

(b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is not a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Outbound IP Agreements” has the meaning set forth in Section 5.11(b).

“Owned Intellectual Property Assets” means all Intellectual Property owned by or purported to be owned by the Company.

“Patents” is defined in the definition of Intellectual Property. “Pension Obligations” has the meaning set forth in Section 5.21(a).

“Permits” means all permits, clearances, licenses, qualifications, franchises, approvals, authorizations, accreditations, registrations, certificates, variances, waivers, approvals, consents, ratifications, Governmental Orders and other authorizations of, and all notifications to or filings with, any Governmental Authority (including any agreements with a Governmental Authority) and similar rights obtained, or required to be obtained, from Governmental Authorities and any amendments or supplements thereof.

“Permitted Encumbrances” means (a) statutory liens for (i) current Taxes that are not yet due and payable or (ii) being actively contested in good faith by appropriate proceedings and, in each case, for which adequate reserves have been established on the Interim Balance Sheet in accordance with IFRS; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice for amounts that are not delinquent or past due and that are not, individually or in the aggregate, material to the Business and, in each case, for which adequate reserves have been established on the Interim Balance Sheet in accordance with IFRS; (c) in the case of real property, any restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of fact or record, such state of facts of which an accurate survey or inspection of the property would reveal, and the provisions of any Law related to any of the foregoing which do not, individually or in the aggregate, materially impact the current use or value or interfere with the current or intended use of such real property or the operation of the Business; (d) the terms of any nonexclusive licenses to Intellectual Property granted in the ordinary course of business consistent with past practice on the Company’s standard forms without material deviation, copies of which have been provided to Buyer; (e) restrictions on the transfer of securities or shares arising under federal and state securities Laws; (f) liens securing the obligations of the Company with respect to Indebtedness that will be and actually are released at the Closing;

(g) Encumbrances incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable Law or other social security regulations in the ordinary course of business; and (h) liens to be released on or before the Effective Date.

“Permitted Equity Encumbrances” means with respect to any Shares of the Company, any restrictions on the sale, transfer, pledge, or other disposition of securities provided in the Securities Act and any state or “blue sky” securities Laws.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personal Information” means any data or information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person, device or household or any other piece of information that is otherwise considered “personal information,” “personally identifiable information,” “personal data” or “consumer health data” protected under any applicable Law.

“Post-Closing Adjustment Escrow Account” has the meaning set forth in

Section 3.03(b).

“Post-Closing Adjustment Escrow Amount” means $250,000.00.

“Pre-Closing Tax Period” means any taxable period ending on or before the Effective Time and, with respect to any Straddle Period, the portion of such taxable period ending on and including the Effective Time.

“Privacy Laws” means any applicable Law, rule, guidance, guidelines or standards, in each case as amended, consolidated, re-enacted or replaced from time to time, relating to the receipt, collection, compilation, use, storage, Processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of Personal Information or relating to privacy, data security, data or security breach notification, website and mobile application privacy policies and practices, all Laws of the United States and its states concerning privacy and data security requirements, Social Security number protection, Processing and security of payment card information, and email, text message, or telephone communications, communications recording and/or interception, and/or Processing of biometric information, including, in each case, all such Laws from jurisdictions outside of the United States, including without limitation Regulation (EU) 2016/679 (General Data Protection Regulation or “EU GDPR”), the EU GDPR in such form as incorporated into the laws of the United Kingdom by virtue of section 3 of the European Union (Withdrawal) Act 2018 (as amended) (“UK GDPR”), EU Directive 2002/58/EC and any laws or regulations implementing either or all of the EU GDPR, UK GDPR and EU Directive 2002/58/EC, including the Dutch General Data Protection Regulation (GDPR) Implementation Act.

“Privacy Obligation” means any Privacy Laws, contractual obligation, self-regulatory standard, industry standard, Privacy Policy, or any consent obtained by the Company that is related to privacy, security, data protection, transfer (including cross-border transfer), or other Processing of Personal Information.

“Privacy Policy” means the Company’s internal or external privacy policies, notices and/or statements relating to the Processing of Personal Information, privacy and data security.

“Privileged Communications” has the meaning set forth in Section 9.16(b).

“Process” or “Processing” means any operation or set of operations which is performed on data, or on sets of data, including Personal Information, whether or not by automated means, such as the receipt, access, acquisition, arrangement, collection, copying, creation, maintenance, modification, recording, organization, processing, compilation, selection, structuring, storage, visualization, adaptation, alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction, or instruction, training or other learning relating to such data or combination of such data.

“Product Catalogue Sales” means the sale of organoid growth factors (including the exclusive WNT Surrogate-Fc fusion proteins) and the stock products included in the Company’s product catalogue for sale in the online store as of the date of this Agreement.

“Protein Production” means production of recombinant proteins for customers on a standalone basis (i.e. without any in silico services or products), including those that are utilized for manufacturing diagnostic test kits designed for commercial use and the proprietary rPEx® platform for protein manufacturing, subject to that certain License Agreement by and between Parent and U-Protein Express BV dated September 12, 2012, as amended by that certain First Amendment to the License Agreement between the Company and U-Protein Express BV dated February 16, 2015.

“Purchase Price” has the meaning set forth in Section 2.02.

“Registered Intellectual Property” means all Intellectual Property that is the subject of a live or active registration or pending application for registration filed with, or issued by, any Governmental Authority (including any domain name registrar) in any jurisdiction.

“Related Person” means: (a) with respect to a particular individual: (i) each other member of such individual’s Family; (ii) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family; (iii) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executive, manager, executor or trustee (or in a similar capacity); and (b) with respect to a specified Person other than an individual: (i) any Affiliate of such specified Person; (ii) any Person that holds, directly or indirectly, a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executive, manager, executor or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person (together with such Person’s Affiliates) holds, directly or indirectly, a Material Interest; and (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition and this Agreement: (A) the “Family” of an individual includes (I) the individual, (II) the individual’s spouse or domestic partner and (III) any other natural person who is related to the individual or the individual’s spouse or domestic partner within the second degree, including such individual’s child, stepchild, grandchild, parent, stepparent, grandparent, step-grandparent, sibling and in-law, including adoptive relationships and (B) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting interests representing at least twenty-five percent (25%) of the outstanding voting power of a Person or Equity Securities representing at least twenty-five percent (25%) of the outstanding Equity Securities in a Person.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, migrating or disposing into or through the indoor or outdoor environment.

“Relevant Date” means January 1, 2022.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other representatives of such Person.

“Restricted Activities” means (i) the Antibody Discovery Services, (ii) Protein Production, (iii) Cell Line Development Services, and (iv) the Product Catalogue Sales, including the use of protocols developed and maintained by the Company in connection with the foregoing.

“Restricted Cash” means (a) all cash deposits, cash in reserve accounts, cash escrow accounts and guaranty accounts, cash deposited in respect of letters of credit, custodial cash and cash subject to a lockbox, dominion, control or similar agreement or any legal or contractual restriction on the ability to freely transfer or use such cash for any lawful purpose, (b) all cash and cash equivalents in respect of customer deposits, and (c) all other cash, cash equivalents or marketable securities of the Company not freely usable by the Company.

“Restricted Period” has the meaning set forth in Section 7.03.

“Retention Escrow Account” has the meaning set forth in Section 3.03(b).

“Retention Escrow Amount” means $50,000.

“RWI Policy” has the meaning set forth in Section 7.04(a).

“Securities Act” means the Securities Act of 1933, as amended, and any regulations promulgated thereunder.

“Security Breach” means any: (a) accidental or unlawful destruction, loss, alteration, corruption, or other misuse of Sensitive Data transmitted, stored or otherwise processed;

(b) unauthorized or unlawful acquisition, sale, disclosure, loss, or rental of, access or availability to or any other Processing of Sensitive Data; or (c) other act or omission that compromises the security, integrity, or confidentiality of Sensitive Data.

“Seller Adjustment Amount” has the meaning set forth in Section 2.03(c)(iii).

“Seller Group” has the meaning set forth in Section 9.16(a)(i).

“Seller Group Law Firm” has the meaning set forth in Section 9.16(a)(i). “Seller Indemnified Parties” has the meaning set forth in Section 8.02. “Seller Related Parties” has the meaning set forth in Section 7.04(b).

“Sensitive Data” means any: (a) Personal Information or (b) trade secret or confidential or proprietary business information of the Company.

“Solvent” means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Buyer, and after the Closing, the Company will exceed its debts; (b) Buyer, and after the Closing, the Company has not incurred debts beyond its ability to pay such debts as such debts mature; and (c) Buyer, and after the Closing, the Company will have sufficient capital and liquidity with which to conduct its business.

“Specified Employee Debt Item” means the item set forth on Schedule 1.01 in the amount and subject to the terms therein.

“Specified Employees” has the meaning set forth in Section 7.03.

“Straddle Period” means any taxable period beginning on or before, and ending after, the Effective Date.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company or other entity in which such Person (either alone or through or together with any other Person), directly or indirectly, owns or controls 50% or more of the voting stock or other equity or ownership interests.

“Survival End Date” means the date that is one (1) year following the Closing Date. “Target Working Capital” means €1,949,000.00.

“Tax Return” means any return, declaration, report, notification, claim for refund, information return or statement or other document relating to Taxes filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all U.S. federal, state, local, non-U.S. and other income, gross receipts, commercial activity, sales, use, production, ad valorem, transfer, documentary, franchise, registration, capital, profits, license, lease, service, service use, withholding (including backup withholding), payroll, employment, unemployment, social security, value added, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, alternative or add-on minimum, gross income, fringe benefits, minimum tax (Pillar 2), capital stock, capital gain, inventory, escheat, unclaimed property, disability, customs, duties or other taxes, levies, fees, any liability for repayment of unlawful state aid in relation to taxes, assessments or similar governmental charges (such as but not limited to repayments of received Tax reductions pursuant to the Dutch Research and Development Promotion Act (Wet vermindering afdracht loonbelasting en premie voor de volksverzekeringen)), in each case imposed by a Governmental Authority, together with all interest, additions to or penalties assessed with respect to any of the foregoing (including any amount payable or imposed in connection with the filing (or failure to file) any Report of Foreign Bank and Financial Accounts (FBAR)) or with respect to the failure to pay any tax or file any Tax Return whether disputed or not and including any primary or secondary liability (including any joint and several liability), any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person under Law (including Treasury Regulation Section 1.1502-6 or any other similar provision of state, local or non-U.S. Law), by Contract, or as a transferee or successor.

“Taxing Authority” means any Governmental Authority responsible for the administration, imposition or collection of any Tax.

“Third Person” has the meaning set forth in Section 8.07(b).

“Third-Person Claim” has the meaning set forth in Section 8.07(b).

“Trade Secret” means any trade secret, know-how, invention (whether or not patentable), discovery, improvement, technology, business and technical information, database, data compilations and collections, tool, method, process, technique, intellectual property rights in designs, and data and databases, and rights under applicable trade secret Law in the foregoing.

“Trademark” means any trademark, service mark, trade dress, brand, certification mark, logo, trade dress, trade name, fictitious name, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by any of the foregoing, and all registrations, applications for registration, and renewals of, any of the foregoing.

“Transaction Documents” means (a) the Escrow Agreement; (b) the Transition Services Agreement; and (c) the other agreements, instruments and documents required to be delivered at or in connection with Closing.

“Transaction Expenses” means, without duplication (and excluding amounts taken into account in the calculation of Indebtedness), the amount that remains unpaid as of immediately prior to the Closing of (a) any fees, costs and expenses of legal counsel, accountants, investment bankers, financial advisors, brokers or other representatives and consultants incurred or otherwise payable by the Company (including in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement); (b) amounts that are payable or will become payable by the Company or any of its Subsidiaries directly or indirectly as a result of or in connection with the transactions contemplated hereby, including any change in control, sale or retention bonuses, and other similar payment obligations or Liabilities of the Company (including any deferred compensation, transaction bonus payments, severance, termination or similar bonus, payment or other compensation) payable to any current or former employee, officer, director or other service provider of the Company that are incurred in whole or in part, directly or indirectly, as a result of or in connection with the consummation of the transactions contemplated hereby, including any employment Taxes payable in connection therewith (but excluding any liabilities or obligations arising as a result of the occurrence of one or more additional post-Closing events under so-called “double-trigger” provisions), in each case, together with the associated employer portion of any payroll, social security, unemployment, employment or similar Taxes with respect to or in connection with the foregoing; (c) the employer portion of any payroll, social security, unemployment, employment or similar Taxes with respect to or in connection with clause

(b) and any amounts payable to gross-up or make whole any Person for income or excise Taxes imposed with respect to or in connection with such amount; (d) fifty percent (50%) of any fees of the Escrow Agent in connection with establishing and administering the Post-Closing Adjustment Escrow Account and Retention Escrow Account; and (e) fifty percent (50%) of the fees and expenses of the RWI Policy; provided, that, Transaction Expenses shall be reduced by an amount equal to 50% of the premium for the D&O Tail Policy.

“Transfer Deed” means the notarial deed of transfer governed by Netherlands Law by which the Shares shall be transferred to Buyer, substantially in the form attached as Exhibit B.

“Transfer Taxes” has the meaning set forth in Section 7.08(m).

“Transition Services Agreement” means the transition services agreement between Seller and Buyer with respect to post-Closing operations of the Company, substantially in the form attached as Exhibit C.

“Unpaid Taxes” means all Liabilities for (a) Taxes of the Company or for which the Company is liable (including as a result of being a member of a fiscal unity, an affiliated, consolidated, combined tax unitary group on or prior to the Effective Date pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law such as but not limited to Articles 39 and 43 of the Dutch Tax Collection Act 1990 (Invorderingswet 1990)) for any Pre-Closing Tax Period (including any Taxes allocable to the portion of any Straddle Period ending on the Effective Date as determined pursuant to Article VII), (b) any Taxes of any member of a fiscal unity, affiliated, consolidated, combined, tax, unitary or other similar group of which the Company was a member prior to the Closing, (c) all Taxes of any Person imposed on the Company (or any predecessor thereof) as a result of any Tax sharing or Tax allocation agreement, as a transferee or successor, by Contract (other than any commercial agreement entered into in the ordinary course of business, the primary subject of which is not Taxes), or pursuant to any Law which Taxes relate to an event or transaction occurring before the Closing (including the amount of any wage subsidies that were provided prior to the Closing and are required by Law to be remitted to a Governmental Authority), (d) Seller’s share Transfer Taxes as provided in Section 7.08(m), (e) any withholding Taxes required with respect to any payments made under or contemplated by this Agreement, and (f) any costs or expenses of any audit or proceeding relating to any of the foregoing; provided, however, that Unpaid Taxes shall: (i) exclude any Taxes resulting from or arising out of (x) any action taken on the Effective Date after the Closing by Buyer, the Company, or any of their Affiliates that is outside the ordinary course of business of the Company and not contemplated by this Agreement, (y) any Taxes resulting from an election by Buyer under Section 338(g) of the Code (or any similar election under state, local or non-U.S. Law) with respect to the Company, or (z) a breach of any covenant or agreement of Buyer contained in Section 7.08(h); (ii) not include Taxes imposed on Buyer or any of its Affiliates pursuant to Section 951 and 951A of the Code (or any similar provisions of U.S. state, local or non-U.S. Law), for the avoidance of doubt, even if such Taxes relate to income earned during the Pre-Closing Tax Period; and (iii) be determined (A) by taking into account any Tax deposits or prepayments of the Company for any Pre-Closing Tax Period to the extent such Tax deposits or prepayments (1) are available to actually reduce the Company’s liability for Unpaid Taxes of the same type and in the same jurisdiction as such deposits or prepayments and (2) were not included in the calculation of Closing Working Capital, and (B) without taking into account any loss, deduction or credit arising in any taxable period (or portion thereof) beginning after the Effective Date.

“Working Capital” means, with respect to the Company, the current assets less the current liabilities, each of which are classified as such in the Illustrative Calculation of Working Capital determined in accordance with the Accounting Principles, which for the avoidance of doubt, shall exclude Cash, Income, franchise and gross receipts Tax and deferred Tax assets and liabilities, Indebtedness, Transaction Expenses and intercompany assets/liabilities.

“Working Capital Adjustment” means an amount, which may be positive or negative, equal to the sum of (a) Closing Working Capital minus (b) Target Working Capital.

“Year-End Financial Statements” has the meaning set forth in Section 5.05(a).

ARTICLE II

Purchase and Sale

Section 2.01 Purchase and Sale of Acquired Securities. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall transfer, sell, assign, convey and deliver to Buyer, free and clear of all Encumbrances, other than Permitted Equity Encumbrances, and Buyer shall purchase, acquire and accept delivery of, the Acquired Securities.

Section 2.02 Purchase Price. In consideration of the sale of the Acquired Securities to Buyer, and upon the terms and subject to the conditions set forth herein, Seller shall be entitled to receive an aggregate amount (the “Purchase Price”) equal to the sum of (i) $11,650,000.00 (the “Base Purchase Price”); minus (ii) the Estimated Indebtedness; plus (iii) the Estimated Company Cash; plus (iv) the Estimated Working Capital Adjustment (which amount may be a positive or negative number); minus (v) the Estimated Transaction Expenses; minus (vi) the Post-Closing Adjustment Escrow Amount; minus (vii) the Retention Escrow Amount (such sum, the “Estimated Closing Proceeds”), subject to adjustment pursuant to Section 2.03.

Section 2.03 Post-Closing Adjustment Amount.

(a)
Estimated Closing Statement. At least four (4) Business Days prior to the Closing, Seller will deliver to Buyer a written statement setting forth its good faith calculation of (i) the estimated Company Indebtedness (the “Estimated Indebtedness”), (ii) the estimated Company Cash as of the Effective Time (the “Estimated Company Cash”), (iii) the estimated Working Capital Adjustment (the “Estimated Working Capital Adjustment”), (iv) the estimated Transaction Expenses (the “Estimated Transaction Expenses”) (v) the Estimated Closing Proceeds calculated based on such amounts (including the component pieces thereof) (the “Estimated Closing Statement”) and (vi) an estimated balance sheet of the Company as of the Effective Time (without giving effect to the transactions contemplated by this Agreement), in each case, accompanied by reasonably detailed supporting calculations and appropriate back-up documentation for such calculations. Seller will prepare the Estimated Closing Statement in accordance with the applicable definitions in this Agreement and with IFRS and, to the extent not inconsistent with IFRS, in accordance with the Company’s past practices (including the methodologies applied in the preparation of the Financial Statements); provided, that if there is any inconsistency between IFRS and the definitions in this Agreement relating to the items to be set forth on the Estimated Closing Statement, the definitions will control (the “Accounting Principles”). Seller and the Company will make available to Buyer the books and records used in preparing the Estimated Closing Statement and reasonable access (on prior notice and during business hours) to employees of Seller and the Company as Buyer may reasonably request in connection with its review of such statements, and will otherwise cooperate in good faith with Buyer’s review of such statements and will take into consideration in good faith any comments of Buyer on the Estimated Closing Statement, as applicable. Seller may revise the Estimated Closing Statement prior to the Closing to reflect any comments from Buyer and to make any other changes thereto required to update or correct the information set forth therein. For the avoidance of doubt, Buyer’s failure to identify or raise any comment shall not indicate any acceptance or waiver by Buyer or otherwise affect Buyer’s rights under this Section 2.03.

(b)
Post-Closing Adjustment. Within 90 days after Closing, Buyer will prepare and deliver to Seller a statement (the “Closing Statement”) that will set forth Buyer’s calculation of the Closing Proceeds, calculated based on Buyer’s calculation of Company Indebtedness, Company Cash, the Working Capital Adjustment, the Transaction Expenses and a balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated by this Agreement), accompanied by reasonably detailed supporting calculations and appropriate back-up documentation for such calculations. Buyer will prepare the Closing Statement in accordance with the Accounting Principles.
(c)
Examination and Review.
(i)
Seller will have a period of 45 days following the delivery of the Closing Statement to deliver to Buyer a single written notice of any disagreements with its calculations in the Closing Statement (such notice, a “Dispute Notice”), specifying the issues in dispute and the reasons therefor (and, to the extent reasonably practicable, calculation for each disputed item or objection) (the “Disputed Items”) in reasonable detail. Seller will have reasonable access during normal business hours and upon reasonable notice to the books, records, work papers and other financial information of the Company related solely to the preparation of the Closing Statement. The failure of Seller to submit a Dispute Notice to Buyer within such 45-day period shall be deemed acceptance of the Closing Statement as well as the calculation of the Closing Proceeds, Seller Adjustment Amount and Buyer Adjustment Amount, as applicable and the Closing Statement shall be final, binding and non-appealable by the Parties. In the event that Seller timely submits a Dispute Notice to Buyer, the Parties will attempt in good faith to resolve such disagreement and, upon such resolution, if any, any adjustment to the Closing Proceeds shall be made in accordance with the agreement of the Parties. If within 15 days (or such longer period as Buyer and Seller shall mutually agree in writing) after delivery to Buyer of the Dispute Notice, the Parties are unable to resolve such disagreement, then either Seller, on the one hand, or Buyer, on the other hand, shall have the right to submit the determination of such matters to the Neutral Auditor; provided, however, that if the Neutral Auditor is unable or unwilling to serve, an independent auditor may be chosen from such other nationally recognized independent certified public accounting firms as the Parties may mutually agree. Each of Seller and Buyer shall comply, and shall instruct the Neutral Auditor to comply, with the terms of reference and procedures set forth below:
(A)
Seller and Buyer shall each prepare, at their own cost and expense, a single written submission within 30 days of the formal appointment of the Neutral Auditor on Disputed Items, which,

together with the relevant supporting documents, shall be submitted to the Neutral Auditor for determination, with copies of such submissions submitted at the same time to each of Seller and Buyer.

(B)
Within ten (10) Business Days after the expiration of such 30-day period, each of Seller and Buyer shall have the opportunity to comment once only on the other’s submissions by written comment delivered to the Neutral Auditor, with copies of such comments submitted at the same time to each of Seller and Buyer. Concurrently with each submission, Seller and Buyer may also furnish to the Neutral Auditor such other information and documents as such Party deems relevant or such information with complete copies of such information and documents being provided concurrently to the other Party.
(C)
The Neutral Auditor may request further information or clarification on any matter that it in its sole discretion decides is relevant from either of Seller or Buyer. Any response to such a request that Seller or Buyer (as the case may be) may wish to make shall be delivered to the Neutral Auditor not later than ten (10) Business Days after receipt of such request by Seller or Buyer (as the case may be), with copies of such response submitted at the same time to each of Seller and Buyer.
(D)
Unless otherwise directed by the Neutral Auditor, following delivery of such a response, Seller and Buyer (as the case may be) shall have the opportunity to comment once only on the response by written comment delivered to the Neutral Auditor not later than ten

(10) Business Days after receipt of the response by Seller or Buyer (as the case may be), with copies of such comment submitted at the same time to each of Seller and Buyer.

(E)
The Neutral Auditor may, at its discretion, also conduct a single joint conference concerning the disagreement with Buyer and Seller, at which conference each Party shall have the right to present additional documents, materials and other information and to have present its advisors, counsel and accountants.
(F)
Thereafter, neither Seller nor Buyer (nor any other Person(s) acting on behalf of any of them) shall be entitled to make further submissions except insofar as the Neutral Auditor so requests in accordance with Section 2.03(c)(i)(C) and Section 2.03(c)(i)(D) above.
(G)
Each of Seller and Buyer shall instruct the Neutral Auditor to give its determination as soon as possible, but in any event, unless otherwise agreed between Seller and Buyer, within 20 days of the receipt by the Neutral Auditor of all requested information (including any response time allotted to any Party pursuant to this Section 2.03).

(H)
In giving its determination, the Neutral Auditor shall state what adjustments (if any) are necessary to be made to the Closing Statement, and the calculations set forth therein, solely for the purposes of this Agreement in respect of the specific matters in dispute between Buyer and Seller and referred to it pursuant to this Section 2.03(c)(i) (and, for the avoidance of doubt, not any other matters in this Agreement or otherwise); provided, that the Neutral Auditor’s decision with respect to any disputed amount must be within the range of values assigned to each such item in the Parties’ submissions pursuant to this Section 2.03(c)(i).
(I)
The determination of the Neutral Auditor shall, in the absence of Fraud or manifest error, be final and binding on the Parties and not subject to review by a court or other tribunal. Rule 408 of the Federal Rules of Evidence shall apply to the parties during any discussions or negotiations or any subsequent dispute arising therefrom.
(J)
All fees and expenses of the Neutral Auditor shall be allocated to be paid by Buyer and/or Seller based upon the percentage that the portion of (1) the contested amount not awarded to each Party by the Neutral Auditor bears to (2) the aggregate amount contested by the Parties and submitted to the Neutral Auditor, as determined by the Neutral Auditor. Subject to the foregoing, each Party shall at all times be responsible for its own costs of presenting its case to the Neutral Auditor. Any retainer required by the Neutral Auditor shall be initially paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller, subject to offset and reimbursement, if applicable, pursuant to the final allocation of the fees, costs, and expenses of the Neutral Auditor in accordance with this Section 2.03(c)(i)(J).
(ii)
Notwithstanding anything herein to the contrary, the dispute mechanics contained in Section 2.03(c)(i) shall be the exclusive mechanics for resolving disputes regarding the Purchase Price adjustments set forth in this Article II (except to the extent the Neutral Auditor is unwilling or unable to make a determination because of a question of the legal construction of this Agreement which shall be subject to resolution by the mutual agreement of the Parties or otherwise pursuant to Section 9.10), and the date on which such adjustments, if any, are finally determined in accordance with the mechanics set forth in this Section 2.03(c)(ii) shall be the “Determination Date”.
(iii)
If it is finally determined pursuant to this Section 2.03(c) that the Estimated Closing Proceeds are less than the Closing Proceeds (such amount being, the “Seller Adjustment Amount”), then, promptly following the Determination Date, and in any event within five (5)

Business Days of the Determination Date, (A) Buyer shall pay to Seller, (by wire transfer of immediately available funds) in such bank account(s) as may be designated by Seller, an amount equal to the Seller Adjustment Amount and (B) Buyer and Seller, by joint written instruction, shall direct the Escrow Agent to release to Seller the Post-Closing Adjustment Escrow Amount by wire transfer of immediately available funds in such bank account(s) as may be designated by Seller.

(iv)
If it is finally determined pursuant to this Section 2.03(c) that the Estimated Closing Proceeds are greater than the Closing Proceeds, then, promptly following the Determination Date, and in any event within five (5) Business Days of the Determination Date, Seller and Buyer, by joint written instruction, shall direct the Escrow Agent to release (by wire transfer of immediately available funds) to Buyer an amount equal to the lesser of (A) an amount equal to the Estimated Closing Proceeds minus the Closing Proceeds (such sum, the “Buyer Adjustment Amount”) and (B) the full amount of the Post-Closing Adjustment Escrow Amount; provided, that, if the Buyer Adjustment Amount exceeds the Post-Closing Adjustment Escrow Amount (the amount of such excess, the “Additional Adjustment Payment”), Seller shall pay to Buyer, (by wire transfer of immediately available funds) in such bank account(s) as may be designated by Buyer, an amount equal to the Additional Adjustment Payment. To the extent that the Buyer Adjustment Amount is less than the Post-Closing Adjustment Escrow Amount, Seller and Buyer, by joint written instruction, shall cause the Escrow Agent to release to Seller any remaining portion of the Post-Closing Adjustment Escrow Amount not payable to Buyer by wire transfer of immediately available funds in such bank account(s) as may be designated by Seller.
(d)
Adjustments for Tax Purposes. Any payments made pursuant to Section 2.03 shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes, unless otherwise required by Law.

Section 2.04 Withholding Tax. Buyer, the Company and any of their Affiliates, agents and representatives shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement all Taxes that such Person is required to deduct and withhold under any provision of Law related to Taxes (as reasonably determined by Buyer in good faith). All such withheld amounts (a) shall be timely remitted by such Person to the applicable Taxing Authority in accordance with applicable Law, and (b) to the extent so remitted, shall be treated as delivered to the recipient in respect of which such deduction and withholding was made. Buyer shall use commercially reasonable efforts to, no later than three (3) Business Days prior to withholding any amount otherwise payable hereunder (other than with respect to any compensatory payment) notify Seller of the amount of, and reason for, such withholding and shall use commercially reasonable efforts to cooperate with and allow Seller to mitigate or eliminate such withholding, to the extent permitted by applicable Law.

ARTICLE III

Closing

Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by mutual exchange of documents and signatures (or to the extent permitted by applicable Law their electronic counterparts) simultaneously with the execution of this Agreement on the Effective Date, followed by the actions to be performed by the Netherlands Notary in order to effectuate the transfer of the Shares in accordance with Netherlands Law and the terms and conditions of this Agreement.

Section 3.02 Closing Date. Closing shall take place at or shall be coordinated from the offices of the Netherlands Notary on August 6, 2025 or at such other time and on such other date as Seller and Buyer may agree in writing (the “Closing Date”). To the extent permitted by applicable Law, solely for accounting purposes, the Parties will treat the Closing as being effective at 12:01 a.m. local time in New York, New York on the Closing Date (the “Effective Time”).

Section 3.03 Payment. Buyer shall procure that no later than one (1) Business Day prior to the Closing Date, the sum of (i) the Estimated Closing Proceeds, (ii) the Post-Closing Adjustment Escrow Amount, and (iii) the Retention Escrow Amount (collectively, the “Closing Date Payments”) is transferred to the Notary’s Account in accordance with the Notary Letter, this transfer being sufficient to instruct and authorise the Netherlands Notary subject to the Transfer Deed having been executed and subject to the terms of the Notary Letter:

(a)
to hold the Estimated Closing Proceeds on behalf of Seller and to transfer the Estimated Closing Proceeds onward to Seller in accordance with the Section 3.04; and
(b)
to hold and transfer (i) an amount equal to the Post-Closing Adjustment Escrow Amount, to be held by the Escrow Agent in a separate escrow account established by the Escrow Agent pursuant to the Escrow Agreement (the “Post-Closing Adjustment Escrow Account”), and (ii) an amount equal to the Retention Escrow Amount, to be held by the Escrow Agent in a separate escrow account established by the Escrow Agent pursuant to the Escrow Agreement (the “Retention Escrow Account”) in accordance with the instructions provided in the Escrow Agreement; or
(c)
if the Transfer Deed is not executed on the Closing Date, to return the Closing Date Payments to Buyer.

Section 3.04 Closing Events. After confirmation by the Netherlands Notary that the Closing Date Payments have been received in the Notary’s Account, the actions and deliveries described in Section 3.05, Section 3.06 and Section 3.07 shall occur or be delivered on the Closing Date.

Section 3.05 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a)
at or prior to the Closing, payoff or release letters, in forms reasonably satisfactory to Buyer, from each payee with respect to any Funded Indebtedness, evidencing the aggregate amount of the Funded Indebtedness owed to such payee or holder outstanding as of the Effective Date and an agreement that, if such aggregate amount so identified is paid to such payee or holder on the Effective Date, such Funded Indebtedness shall be repaid in full as of the Effective Date and that, as of the Effective Date, (i) all Encumbrances securing such Funded Indebtedness or otherwise affecting the Company will be released with respect to the Company, and (ii) all security filings made or entered into with respect to such Encumbrances will be cancelled or terminated as to the Company;
(b)
evidence that the Financial Statements of the Company for the financial year starting with May 1, 2023 through April 30, 2024 have been adopted by the general meeting of the Company and have been filed with the Dutch Trade Register;
(c)
the Transition Services Agreement, duly executed by Seller;
(d)
the Escrow Agreement, duly executed by Seller;
(e)
at or prior to the Closing, customary invoices in respect of any Transaction Expenses payable to third parties;
(f)
delivery of the original shareholders’ register of the Company to the Netherlands Notary;
(g)
the Notary Letter, duly executed by Buyer, Seller and the Netherlands Notary;
(h)
resignations from each of the officers and directors of the Company (in their capacity as officers and directors, but not, for the avoidance of doubt, as employees of the Company), effective as of immediately prior to Closing;
(i)
executed shareholder’s resolution regarding the Company resolving on (i) the acceptance of the resignation of Jennifer Bath as managing director of the Company and (ii) the appointment of Jac Price as managing director of the Company, each with effect as per Closing;
(j)
copies of the resolutions or written consent duly adopted by (A) the board of directors (or its equivalent governing body) of Seller authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;
(k)
revocation of any granted powers of attorney to Roland Romijn and/or Ilse Roodink, by the Company;
(l)
an IP transfer deed, duly executed by Dr. Roland Romijn and the Company, pursuant to which all IP rights created by Dr. Roland Romijn during his employment with the Company are transferred to the Company;
(m)
written notification to Pivot Park Vastgoed B.V. pursuant to the Lease Agreement for Office Premises at Kloosterstraat 9, 5349 AB Oss, The Netherlands, dated as of October 20, 2021, and amended by allonges dated as of 20 August / 4 September 2023 and of 22 January 2024 by and between the Company, Pivot Park Vastgoed B.V., and ImmunoPrecise Antibodies, Ltd. as the guarantor (the “Oss Lease”) regarding change of ownership; and
(n)
notification to Kadans Science Partner XIII B.V. pursuant to the Lease Office Space, dated as of December 21, 2019, by and between Kadans Science Partner XIII B.V. and U-Protein Express B.V. and Affiliates, for Uppsalalaan 17, 10th Floor, 3584 CT Utrecht, The Netherlands, as amended by Addendum Number 1, dated February, 1 2021, by and between Kadans Science Partner XIII B.V and the Company, as further amended by Addendum Number 2, dated 12 April, 2022, by and between Kadans Science Partner XIII B.V. and the Company and

Addendum Number 3, dated May 16, 2022, by and between Kadans Science Partner XIII B.V. and the Company regarding change of ownership.

Section 3.06 Buyer Closing Deliverables. At the Closing, Buyer shall deliver or cause to be delivered to Seller, the following:

(a)
the Estimated Closing Proceeds, by wire transfer of immediately available funds in accordance with the instructions included in the Notary Letter;
(b)
the Post-Closing Adjustment Escrow Amount and Retention Escrow Amount to the Escrow Agent, by wire transfer of immediately available funds in accordance with the instructions provided in the Escrow Agreement;
(c)
on behalf of the Company to each payee with respect to the Estimated Transaction Expenses, the respective amount payable to each payee, by wire transfer of immediately available funds in accordance with the instructions provided by Seller;
(d)
the Transition Services Agreement, duly executed by Buyer;
(e)
the substantially final form of the RWI Policy and evidence that the RWI Policy will be bound effective as of the Closing; and
(f)
the Escrow Agreement, duly executed by Buyer.

Section 3.07 Execution of Transfer Deed. Seller and Buyer shall cause the Shares to be transferred to Buyer by way of execution of the Transfer Deed. On the first Business Day after the execution of the Transfer Deed, the Netherlands Notary shall transfer the Estimated Closing Proceeds to Seller (in accordance with the Notary Letter) and the Post-Closing Adjustment Escrow Amount and the Retention Escrow Amount in accordance with the instructions provided in the Escrow Agreement.

Subject to execution of the Transfer Deed, payment of the Closing Date Payments by the Buyer in accordance with the Notary Letter and this Agreement shall constitute full discharge of the Buyer’s obligation to pay the Closing Date Payments.

ARTICLE IV

Representations and Warranties of Seller

Except as set forth in the Disclosure Schedules (subject to Section 9.03), Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the Effective Date.

Section 4.01 Organization and Qualification of Seller. Seller is a company duly organized, validly existing, and in good standing under the Laws of British Columbia and has full company power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as currently conducted.

Section 4.02 Title. Seller (a) has good and valid title to and sole beneficial ownership of the Acquired Securities free and clear of all Encumbrances, other than Permitted Equity Encumbrances; (b) except for this Agreement, has not granted any option, warrant, or purchase right in or to any of the Acquired Securities; and (c) except for this Agreement, is not a party to any voting trust, voting agreement, investor rights, registration rights, equityholder, or other Contract relating to, binding on, or otherwise affecting the Acquired Securities. The delivery by Seller of the documents required by Section 3.05 at Closing will transfer good, valid and marketable title to the Acquired Securities held by Seller, free and clear of all Encumbrances, other than Permitted Equity Encumbrances. The Acquired Securities are the only securities of the Company and are all beneficially owned and held of record by Seller.

Section 4.03 Authority of Seller. Seller has full power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution, and delivery by Buyer) this Agreement constitutes a legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms. When each Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution, and delivery by each other party thereto), such Transaction Document will constitute a legal, valid, and binding obligation of Seller enforceable against it in accordance with its terms.

Section 4.04 No Conflicts; Consents. Except as set forth on Section 4.04 of the Disclosure Schedules, the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to or enforceable against Seller, its business, or the Acquired Securities; (c) except as set forth on Section 4.04 of the Disclosure Schedules, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify, or cancel any Contract or Permit to which Seller is a party or by which Seller is bound or to which any of the Acquired Securities are subject; or (d) result in the creation or imposition of any Encumbrance on the Acquired Securities or the assets of the Company. Except as set forth on Section 4.04 of the Disclosure Schedules, no consent, approval, waiver, authorization, Permit, Governmental Order, declaration or filing with, order of, or notice to, and no declaration, recording or other action or filing with any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.05 Brokers. No broker, finder, or investment banker that has been retained by or is authorized to act on behalf of Seller or the Company is entitled to any brokerage, finder’s,

agent’s or other fee or commission in connection with this Agreement, the Transaction Documents or any of the transactions contemplated by this Agreement or any Transaction Document.

Section 4.06 Litigation. There are no Actions pending or, to Company’s Knowledge, threatened in writing against Seller or any of their Affiliates, in relation to the Company or the Business, at law or in equity, before or by any Governmental Authority which would reasonably be expected to affect the legality, validity or enforceability of this Agreement or which would be expected to, enjoin or otherwise materially delay the transactions contemplated by this Agreement.

Section 4.07 No Seller Vote Required. No vote, approval or other action of any of the stockholders of Parent is required pursuant to any requirement of Law or the organizational documents of Parent to consummate the transactions contemplated hereby.

Section 4.08 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV (including the Disclosure Schedules) and any representations and warranties set forth in any other Transaction Document, neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, with respect to Seller or its business, including any representation or warranty as to the accuracy or completeness of any information furnished or made available to Buyer in the virtual data room managed by Seller or otherwise, including any forecasts, projections, or other forward-looking information provided therein, whether in connection with the transactions contemplated hereby or as to the future sales, revenue, profitability, or success of the Business, or any representations or warranties arising under any Law. Without limiting the generality of the foregoing, all such other representations and warranties are hereby expressly disclaimed. Buyer acknowledges that it is not relying on, and has not relied on, any representation or warranty other than those expressly set forth in this Agreement or any other Transaction Document. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall limit, prohibit or otherwise affect any claim in the event of, or in connection with, Fraud by Seller in making the express representations and warranties set forth in this Agreement.

ARTICLE V

Representations and Warranties with respect to the Company

Except as set forth in the Disclosure Schedules (subject to Section 9.03), Seller and the Company represent and warrant to Buyer that the statements contained in this Article V are true and correct as of the Effective Date.

Section 5.01 Organization and Qualification of the Company.

(a)
The Company is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the Laws of the Netherlands. The Company is a legal entity duly organized, validly existing, and in good standing under the Laws of its state or country of incorporation or organization and has full corporate or organizational power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as conducted as of the date hereof and during the proceeding twelve

(12) months and as proposed to be conducted in the (i) annual budget, (ii) confidential information memorandum and (iii) management presentation furnished to Buyer (collectively, the “Proposed

Conduct”). Section 5.01 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its assets or properties are owned or leased or the operation of the Business as now conducted or where its Proposed Conduct makes such licensing or qualification necessary. Seller has made available to Buyer true, correct and complete copies of the Organizational Documents of the Company.

(b)
The Company has all requisite corporate power and authority to execute and deliver each Transaction Document to which it is or will be a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. All acts or proceedings required to be taken by the Company to authorize the execution and delivery of each Transaction Document to which it is a party, and the performance of its respective obligations thereunder, have been properly taken.

Section 5.02 Shares; Capitalization.

(a)
Capitalization. The Shares constitute 100% of the issued and outstanding shares (aandelen) of the Company. The Shares have been properly and validly issued and are all fully paid up. All issued and outstanding Shares are owned beneficially and of record by Seller, free and clear of all Encumbrances, other than restrictions under applicable securities Laws. All of the Shares have been duly authorized and validly issued to Seller and are fully paid and non-assessable, and were issued in compliance with all applicable Laws. Section 5.02(a) of the Disclosure Schedules accurately and completely sets forth the capitalization of the Company. Except as set forth on Section 5.02(a) of the Disclosure Schedules, there are no other Equity Securities or Contracts that could require the Company to issue or sell any Equity Securities of the Company (or securities convertible into or exchangeable for Equity Securities of the Company), or options or debt securities of the Company of any class or series that are issued or issuable, promised or reserved for issuance, or outstanding and the Company is not a member of any partnership, association, including any cooperative association and mutual insurance association.
(b)
Subsidiaries. The Company has no Subsidiaries. The Company does not own, hold or have the right to acquire any Equity Securities in any other Person. The Company is not party or bound by any Contract in respect to voting, control, transfer or other disposition of Equity Securities of the Company.
(c)
Validity. None of the outstanding Equity Securities are subject to, and none were issued or are held in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right, or any similar right under the Organizational Documents of the Company or any provision of applicable Law.
(d)
No Insolvency. The Company is not insolvent under the laws of its jurisdiction of incorporation and there are no pending Actions in relation to any winding up, bankruptcy or other insolvency Actions concerning the Company.
(e)
Redemption; Voting Agreements. Other than this Agreement, there are no Contracts of the Company to repurchase, redeem, or otherwise acquire any Equity Securities. Other than as set forth on Section 5.02(e) of the Disclosure Schedules, there are no voting trusts, member agreements, commitments, undertakings, understandings, proxies, or other restrictions to which the Company is a party that, directly or indirectly, restrict or limit in any manner, or otherwise relate to, the voting, sale, or other disposition of any Equity Securities of the Company.

Section 5.03 Indebtedness. Except as set forth on Section 5.03 of the Disclosure Schedules, the Company has no Indebtedness.

Section 5.04 No Conflicts; Consents. Except as set forth on Section 5.04 of the Disclosure Schedules, the execution, delivery, and performance by the Company of this Agreement and the Transaction Documents to which the Company is a party, and the consummation of the transactions contemplated hereby or thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order binding upon, enforceable against or applicable to the Company, its Business or the Acquired Securities; (c) except as set forth on Section 5.04 of the Disclosure Schedules, result in a breach of, or constitute a default (or an event which would, with the passage of time or giving the notice or both, constitute a default) under, conflict with, result in a violation or breach of, constitute a default under, result in the acceleration of, give rise to a right of payment under or create in any party the right to accelerate, terminate, modify, or cancel any Contract or Permit to which the Company is a party or by which the Company is bound or to which any of the Acquired Securities are subject; or (d) result in the creation or imposition of any Encumbrance on the Acquired Securities or the material assets of the Company. No approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification, recording or other action or filing with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any the Company in connection with the execution, delivery or performance of this Agreement and of each Transaction Documents to which it is or will be party and the consummation of the Closing hereunder in accordance with the terms and conditions of this Agreement.

Section 5.05 Financial Statements.

(a)
Attached as Section 5.05 of the Disclosure Schedules are true, correct and complete copies of (i) the audited financial statements of the Company and the related statements of income and retained earnings, and cash flow as at April 30 in each of the 2023 and 2024 fiscal years (the “Year-End Financial Statements”) and (ii) unaudited financial statements consisting of the balance sheet of the Company as of May 30, 2025, and the related unaudited statements of income by month for the year to date then ended (the “Interim Financials” and together with the Year-End Financial Statements, the “Financial Statements”). The balance sheet of the Company as of May 30, 2025, is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”.
(b)
The Financial Statements are based on the Books and Records of the Company and present truly and fairly (getrouw beeld), in all material respects, subject to, in the case of the Interim Financials, normal and recurring year-end adjustments and the absence of notes, the financial position, results of operations and cash flows of the Company as of their historical dates and for the periods indicated. The Financial Statements have been prepared in accordance with IFRS applied on a consistent basis throughout the period involved, except as may be indicated in the notes thereto and subject, in the case of the Interim Financials, to normal and recurring year-end adjustments and the absence of notes.

(c)
Each of the Company and Seller (with respect to the Business) has maintained internal accounting controls that are sufficient to provide reasonable assurance that: (i) transactions are executed only in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Business, as operated by the Company and Seller, in accordance with IFRS and to maintain accountability for the assets and Liabilities of each of the Company and Seller with respect to the Business; (iii) receipts and expenditures of each of the Company and Seller with respect to the Business are executed only in accordance with management’s authorization; and (iv) unauthorized acquisition, disposition or use of assets is prevented or timely detected. There is no and, in the past three (3) years, there has not been any: (x) significant deficiency or weakness in the design or operation of such internal accounting controls that could adversely affect the ability of the Company or Seller to initiate, record, process or report financial data, (y) Fraud that involves any of the management or other employees of the Company or Seller who have a role in the preparation of the Financial Statements or such internal accounting controls or (z) legal proceeding regarding any of the foregoing.

Section 5.06 Undisclosed Liabilities. The Company has no Liabilities (regardless of when asserted), except (a) those which are reflected and adequately reserved against in the Interim Balance Sheet as of the Interim Balance Sheet Date; (b) those which have been incurred by the Company since the date of the Interim Balance Sheet in the ordinary course of business consistent with the Company’s past practices and are not, individually or in the aggregate, material to the Company or the Business and do not result from noncompliance with any applicable Law or Permit, breach of Contract, breach of warranty, tort or claim relating to infringement, misappropriation, dilution or other malfeasance; and (c) Liabilities otherwise set forth on Section 5.06 the Disclosure Schedules.

Section 5.07 Absence of Certain Changes, Events, and Conditions. Since the Interim Balance Sheet Date, except as set forth on Section 5.07 of the Disclosure Schedules, there has not been any:

(a)
(i) suffering of any theft, damage, destruction, or loss of, condemnation or other taking, or any interruption in use of, any asset or property of the Company in excess of €50,000, individually or in the aggregate, whether or not covered by insurance, or (ii) the making of or filing of any claim concerning any such theft, damage, destruction or casualty loss, or any condemnation or other taking;
(b)
change in any annual accounting period, adoption of or changing any method of accounting or accounting practice, estimation techniques, assumptions, policies or principles theretofore adopted or followed by the Company, except as required by IFRS or as disclosed in the notes to the Financial Statements;
(c)
incurrence, assumption, or guarantee or repayment of any Indebtedness (including contingently as a guarantor or otherwise) or incurrence or the discharge of any other material Liabilities, except (i) unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practices, and (ii) any Indebtedness to be repaid on the Effective Date;

(d)
acceleration, termination, material modification to, or cancellation of any Material Contract or material Permit or the abandonment of any material Permit or allowance of any material Permit to terminate, lapse or expire in a manner materially adverse to the Company;
(e)
imposition of any Encumbrance upon any of the assets of the Company, other than Permitted Encumbrances;
(f)
adoption, modification, or termination of any agreement with any current or former employee, officer, director, independent contractor, consultant or other service provider of the Company that provides for annual base compensation in excess of €100,000;
(g)
(i) any loan or advance to, guarantee for the benefit of or any investments in any Person, (ii) forgiveness or discharge of any loan or advance, in whole or part, or (iii) entry into any other transaction with, any current or former directors, officers, or employees of the Company;
(h)
adoption of any plan of merger, consolidation, restructuring, recapitalization, reorganization, complete or partial liquidation, or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(i)
entry into any Contract that would constitute a Material Contract or the amendment, termination or granting of any release or relinquishment of any material right under any Material Contract;
(j)
transfer or assignment of or grant of any license or sublicense under or with respect to any material Owned Intellectual Property Assets, except non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practices;
(k)
abandonment or lapse of or failure to maintain in full force and effect any registration of or application to register any Owned Intellectual Property Assets, or failure to take or maintain reasonable measures to protect the confidentiality of any material Trade Secrets included in the Owned Intellectual Property Assets, except in the ordinary course of business consistent with past practices;
(l)
any capital expenditures valued at greater than €100,000 individually or €200,000 in the aggregate;
(m)
modification or amendment to any of the Company’s Organizational Documents;
(n)
declaration, setting aside or making of any payment, dividend or distribution (other than Cash) to any of the Company’s equity holders with respect to such equity holder’s Equity Securities or otherwise, conversion of any outstanding Liability into, or exchange any outstanding Liability, for its Equity Securities, or redemption, repurchase or other acquisition of, or offer to redeem, repurchase or otherwise acquire, any of its Equity Securities;
(o)
granting, issuing, selling, pledging, encumbering of or otherwise disposing of any of its

Equity Securities;
(p)
merger, consolidation or reorganization with, or acquisition of or entering into any other business combination with, any corporation, partnership, limited liability company, joint venture, association or any other business organization or division thereof, acquisition of any Equity Securities or a material portion of the assets of any Person or a division thereof, or any collection of assets constituting a material portion of a business or business unit, or entering into any negotiation, discussion or agreement for such purpose, or formation or acquisition of any Subsidiary;
(q)
acquisition of any material asset (other than inventory, equipment and supplies acquired in the ordinary course of business) or the sale, assignment, lease, licensing or otherwise transfer of any of the Company’s tangible assets, except in the ordinary course of business for fair value of less than €100,000 in the aggregate;
(r)
(i) initiation of any Action or (ii) settling of or otherwise compromising any actual or threatened Action or other claim, except for settlements and compromises that solely involved the payment of money in an amount not greater than €100,000 in the aggregate;
(s)
directly or indirectly engaging in any transaction or entering into any Contract with any Company Related Party;
(t)
except as required under the terms of any employee benefit plan or applicable Law

(i) the granting of or announcing any incentive, bonus, equity or equity-based or other similar awards, or acceleration of the funding, vesting or payment of any compensation or benefit or any material increase in salaries, bonuses or other compensation or benefits payable by the Company to any of its current or former employees, officers, directors or other service providers, (ii) terminating, modifying or amending any employee benefit plan, (iii) establishing, adopting, amending or entering into any plan, policy or arrangement for the current or future benefit of any current or former employee, officer, director or other service provider of the Company or (iv) granting of severance, change in control, retention or termination pay to, or adopting of, entering into or amending any severance agreement with, any current or former employee, officer, director or other service provider of the Company;

(u)
implementation of any employee layoffs, employee furloughs, facility or plant closures, early retirement programs or other voluntary, involuntary employment termination programs, modification, extension of, or entry into any collective bargaining agreement or relationship with any labor organization, or experience of any labor dispute or any claim of unfair labor practices or experienced any union organizing activity;
(v)
entering into a settlement agreement with any current or former equity holder or current or former director, officer, employee or other service provider;
(w)
making of any material changes to the type, quality, quantity or aggregate dollar amount of inventory, equipment or supply purchases inconsistent with the Company’s past practices and anticipated needs, taking into account the year-over-year growth of the Business and current sales projections;
(x)
making of, revocation of, or change in any Tax election, adoption or change in any Tax accounting method, filing of any amended Tax Return, entering into any Tax closing agreement, settling of any Tax claim or assessment relating to the Company, surrendering of any right to claim a Tax refund or credit, consent to or request of any extension or waiver of the limitations period applicable to any Tax claim or assessment relating to the Company, failure to pay any Tax that became due and payable (including estimated Tax payments), or to timely file any Tax Return, incurrence of any Liability for Taxes outside the ordinary course of business, or preparation or filing of a Tax Return in a manner inconsistent with past practice; or
(y)
any Contract or agreement, oral or written, to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 5.08 Material Contracts.

(a)
For purposes of this Agreement, “Material Contracts” shall mean (x) all Contracts of the Company and the Business concerning the occupancy, management, or operation of any Leased Real Property (including, without limitation, brokerage Contracts) that are material to the Business, whether or not listed or otherwise disclosed on Section 5.08(a) of the Disclosure Schedules, together with (y) Contracts meeting any of the descriptions set forth below to which the Company or any of its Affiliates (with respect to the Business) is a party or by which it is bound (whether or not listed on Section 5.08(a) of the Disclosure Schedules):
(i)
all Contracts involving aggregate consideration in excess of €100,000 and which, in each case, cannot be cancelled without penalty or without more than 60 days’ notice;
(ii)
all Contracts that require the Company to purchase or sell a stated portion of the requirements or outputs of its business or that contain “take or pay” provisions;
(iii)
all Contracts that relate to the acquisition of any business, assets or division of, or any Equity Securities in any Person (whether by merger, sale of stock, sale of assets, or otherwise) or any disposition or sale of any business, equity or assets (including Intellectual Property assets) of any other Person or any real property (whether by merger, sale of stock or other equity interests, sale of assets, or otherwise) (other than dispositions of inventory in the ordinary course of business), occurring in the last three (3) years or which otherwise have material continuing performance or payment obligations if entered into prior to such date;
(iv)
all Contracts for the employment of any current officer, individual employee, contingent worker or consultant (A) with an annual base salary or consulting fee in excess of €200,000, (B) that provide for severance or retention payments in excess of €100,000,

(C) in the case of employees, provides for any advance notice of termination of employment, or

(D) in the case of contingent workers, provides for greater than thirty (30) days’ notice to terminate an independent contractor engagement;

(v)
all Contracts under which the Company is, or may become, obligated to incur any severance, change-of-control, bonus, commission, retention or other similar type of compensation in excess of €100,000;
(vi)
except for Contracts relating to trade payables, all Contracts relating to Company Indebtedness (including, without limitation, any guarantees);
(vii)
all Contracts (including any prime contract, subcontract, grant, subaward, other transaction agreement or Contract, basic ordering agreement, blanket purchase agreement, teaming agreement, letter contract, purchase order, task order or delivery order of any kind (including all amendments, modifications and options thereunder or relating thereto)) with any Governmental Authority;
(viii)
all Contracts for a joint venture, strategic alliance, revenue, royalty, dividend, or other profit-sharing arrangement, partnership agreement or limited liability company agreement, or similar Contracts with a third party (in each case, other than with respect to wholly-owned subsidiaries of the Company) including Contracts relating to the development or sharing of technology (but excluding licenses of Intellectual Property);
(ix)
all Contracts (A) limiting, restricting or prohibiting the Company from: competing with any Person, freely engaging in any line of business, operating in any geographic areas, (B) that contain any “most favored nation” or other similar protective pricing, minimum supply, purchase or volume (including “take or pay”) provision in favor of a third party, (C) that provide for commercial exclusivity in favor of a third party, including any requirement to purchase all or substantially all of its requirements of a particular product from a particular Person or (D) that restrict the ability of the Company or Seller, in relation to the Business, to solicit for employment, hire, engage or employ any Person; (E) restrict the ability of the Business to change or increase the pricing of any of its products or services, or (F) provide any right of first refusal, right of first offer or similar rights with respect to any assets, rights or properties of the Business;
(x)
all Contracts between or among the Company, on the one hand, and Seller or an Affiliate of Seller on the other hand;
(xi)
all Inbound IP Agreements and all Outbound IP Agreements;
(xii)
any collective bargaining agreement or other Contract with any labor organization, works council, or similar employee-representative body;
(xiii)
any settlement, conciliation, or similar Contract pursuant to which the Company or, with respect to the Business, Seller, or any of their respective Affiliates is obligated to pay after the date of this Agreement consideration in excess of €25,000 or to satisfy any material non-monetary obligation;
(xiv)
all Contracts pursuant to which the Company or Seller, in relation to the Business, have advanced or loaned any amount to another Person;
(xv)
all Contracts under which the Company is lessee of, or holds or operates, any personal property owned by any other party;
(xvi)
all Contracts under which the Company is a lessor of or permits any third party to hold or operate any real or personal property used in the Business for which the annual rental payments exceeds €25,000;
(xvii)
all software licenses that are material to the operation of the Business (other than “off the shelf” software, that require the Company to make annual payments of €25,000 or less);
(xviii)
all Contracts currently in effect (other than purchase orders providing for sales of products or services in the ordinary course of business) with any Material Customer or Material Supplier;
(xix)
any Contract with a payor or provider pursuant to which it received payments in excess of €200,000 during calendar year ended December 31, 2024 or in excess of

€50,000 during the 5-month period ending May 31, 2025;

(xx)
all collective bargaining agreements or other Contract with any labor union or other labor organization representing employees of Seller, with respect to the Business, or the Company;
(xxi)
all Contracts involving assignment of invention, noncompetition, nonsolicitation, noninterference, nondisparagement or other restrictive covenant with any current officer, director, or contingent worker;
(xxii)
all Contracts under which it directly or indirectly guarantees any obligations or liabilities of a third party (other than pursuant to its Organizational Documents);
(xxiii)
all settlement agreements or release agreements with any current or former employee or contingent worker entered into within the past three (3) years or that remain in effect as of the date hereof; and
(xxiv)
all Contracts that relate to any settlement of any legal Action (by or against the Company or any of its respective directors or officers (serving in such capacities)) with any Person or an order of a Governmental Authority, in each case, (A) entered into in the last five (5) years and involving amounts in excess of €50,000 or (B) under which it has any outstanding obligations (other than customary confidentiality obligations and covenants not to sue).
(b)
Seller has made available to Buyer true, correct and complete copies of all written Material Contracts other than Contracts that are (y) order forms with respect to orders that have already been fulfilled or that do not modify in any material respect the terms in the agreement under which such order form was issued or (z) no longer in effect or with respect to which the parties have completed performance other than for confidentiality and similar residual obligations. Each Material Contract is a valid and binding agreement of the Company, and is in full force and effect, and the Company is not and, to the Company’s Knowledge, no other party thereto is in default or breach in any material respect under the terms of any Material Contract, and, to Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (i) result in a material violation or breach of any of the provisions of any Material Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract, (iii) give any Person the right to accelerate the maturity or performance of any Material Contract in a manner materially adverse to the Company, or (iv) give any Person the right to cancel, terminate or modify any Material Contract. The Company has not received any written notice or, to the Company’s

Knowledge, any other communication regarding any material violation or breach of, or default under, any Material Contract. No counterparty to a Material Contract has indicated in writing (or, to the Company’s Knowledge, otherwise) that it will seek to materially modify the terms of, not renew or terminate any Material Contract.

Section 5.09 Title to Assets; Assets of the Acquired Business.

(a)
Except as set forth on Section 5.09 of the Disclosure Schedules or with respect to services provided under the Transition Services Agreement, the Company has good and valid title to, or in the case of leased property and assets, valid leasehold interests in, all property, rights and assets (whether real, personal, tangible or intangible), (a) used or held for use in the Business, and
(b)
necessary for Buyer to conduct the Business in the manner in which it is currently being conducted. None of such property or assets is subject to any Encumbrance, other than Permitted Encumbrances. The equipment owned or leased by the Company (i) is adequate in all material respects for the conduct of the Business as currently being conducted, and (ii) is in good operating condition, subject to normal wear and tear. As of the Closing, the Company will not be liable for or subject to any Liability not arising out of or related to the Business.

Section 5.10 Real Property.

(a)
The Company does not currently own and has never owned any real property, including limited rights (beperkte rechten) regarding real property.
(b)
Section 5.10(b) of the Disclosure Schedules sets forth the common address of each parcel of real property leased by the Company (collectively, the “Leased Real Property”). Seller has made available to Buyer true and complete copies of the underlying leases with respect to each parcel of Leased Real Property (each, a “Lease”). With respect to each of the Leases: (i) the Company has a valid and enforceable leasehold interest in each parcel or tract of real property leased by it (subject to proper authorization and execution by the other party thereto and subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity); (ii) the Company has not received written notice of any existing defaults thereunder by the Company nor, to Seller’s knowledge, are there any existing defaults thereunder by the Company or, to Seller’s knowledge, the lessor thereof; (iii) to Seller’s knowledge, no event has occurred which (with notice, lapse of time or both) would constitute a breach or default thereunder by any party; and (iv) no consent is required under and of the Leases in connection with the transactions contemplated hereby and the transactions contemplated hereby will not result in the loss of any rights as tenant or cause the change in any of the terms of any of the Leases. The Company’s use and operation of the Leased Real Property in the conduct of its business does not violate in any Law, covenant, condition, restriction, easement, license, permit or agreement applicable to the Leased Real Property. There are no actions, claims, suits or Actions pending nor, to the Company’s Knowledge, threatened against or affecting the Leased Real Property or any portion thereof which would impact the Company’s use thereof, including, but not limited to condemnation or eminent domain proceedings. The Company has not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered any Lease or Leased Real Property or any interest therein. The Company has not sublet or granted to any other Person any right to the possession, lease, occupancy or enjoyment any portion of the Leased Real Property.

Section 5.11 Intellectual Property.

(a)
Section 5.11(a)(i) of the Disclosure Schedules contains a current list of all Registered Intellectual Property owned or purported to be owned by the Company (all such Registered Intellectual Property listed or required to be listed, “Company Registered IP”), and identifies, as applicable, (i) the title, mark, or design; (ii) the applicable jurisdiction by or in which it has been issued, registered, or filed; (iii) the record owner; (iv) application or registration number; and (v) the date of the next applicable action that must be taken with respect to the prosecution or maintenance of such Company Registered IP. The Company has duly maintained the Company Registered IP (including by having made all filings and paid all fees required to maintain such Company Registered IP), has not claimed “small entity” or similar status with respect to any such Company Registered IP, and has prosecuted all Company Registered IP in material compliance with all applicable requirements therefor. Section 5.11(a)(ii) of the Disclosure Schedules contains a current list of any material unregistered Trademarks that constitute Owned Intellectual Property Assets. All Company Registered IP is registered in the name of the Company. No Patent included in the Owned Intellectual Property Assets has been or is now involved in any reissue, re-examination, inter-partes review, post-grant review, or opposition proceeding; all products made, used or sold under any Patents in the Owned Intellectual Property Assets have been marked with the proper patent notice.
(b)
Section 5.11(b) of the Disclosure Schedules contains a current list of all of the following Contracts to which the Company is a party under which the Company grants to any Person any licenses, sublicenses or other rights in any Owned Intellectual Property Asset, other than Contracts with employees entered into by the Company in the ordinary course of business on the Company’s standard form of employment agreement without material deviation, copies of which have been provided to Buyer, or contractors or consultants entered into by the Company in the ordinary course of business that in each case grant to any such employee, contractor or consultant a non-exclusive licenses to Owned Intellectual Property Assets solely for the purpose of allowing such employee, contractor or consultant to provide services to the Company (all such Contracts listed or required to be listed on Section 5.11(b) of the Disclosure Schedule, “Outbound IP Agreements”). The Company has not granted any Person any exclusive license to any Owned Intellectual Property Assets, or any exclusive right to use, distribute, market, promote, or otherwise practice or exploit any Owned Intellectual Property Assets. Neither Company nor, to the Company’s Knowledge, the other party to any such Outbound IP Agreement has breached or violated any term or condition of, or exceeded the scope of any license granted pursuant to, any Outbound IP Agreement, and there are no currently pending disputes with any counterparty or any other Person about the scope thereof, or the counterparty’s compliance therewith. None of the Outbound IP Agreements have assigned any right, title, or interest in and to any Intellectual Property (including Owned Intellectual Property Assets) to any Person or caused any Intellectual Property (including Owned Intellectual Property Assets) to become abandoned, to enter the public domain, or to be transferred to any Person.
(c)
Section 5.11(c) of the Disclosure Schedules contains a current list of all of the following Contracts to which the Company is a party under which the Company is granted a license or sublicense or other material rights in Intellectual Property of any Person, but specifically excluding (i) any Standard Nondisclosure Agreements entered into by the Company in the ordinary course of business granting the right to use confidential information, and (ii) any Contracts for the license of commercially available off-the-shelf software entered into on standard non-negotiated terms with annual or aggregate amounts of €25,000 or less unless such Contracts are considered to be material to the operation or cannot be replaced for less than €10,000 (all such Contracts listed or required to be listed on Section 5.11(c) of the Disclosure Schedules, “Inbound IP Agreements”). The Company has not breached or violated any term or condition of in any respect, or exceeded the scope of any license granted pursuant to in any respect, any Inbound IP Agreement, and there are no currently pending disputes with any counterparty or any other Person about the scope thereof, or the Company’s compliance therewith.

(d)
Except as provided on Section 5.11(d)(i) of the Disclosure Schedules, the Company is the exclusive owner of all right, title, and interest in and to each item of Owned Intellectual Property Assets, free and clear of Encumbrances other than Permitted Encumbrances. Except as provided on Section 5.11(d)(ii) of the Disclosure Schedules or provided under the Transition Services Agreement, the Owned Intellectual Property Assets owned by the Company together with the Intellectual Property licensed pursuant to any Inbound IP Agreement includes all rights in Intellectual Property that are (i) used or held for use by the Company or (ii) necessary for Buyer to conduct the Business in the manner in which it is currently being conducted. Following the Closing, the Company will have the same rights and privileges in the Owned Intellectual Property and Inbound IP Agreements as the Company had in the Owned Intellectual Property and Inbound IP Agreements immediately prior to the Closing.
(e)
Except as provided on Section 5.11(e) of the Disclosure Schedules, the Company has entered into binding, valid, and enforceable written Contracts with each current and former employee, contractor and consultant whose duties relate or related to or who has contributed (i) to the invention, creation, or development of any Owned Intellectual Property Assets or (ii) any other inventions, creations, or developments that relate to the Business or its actual or demonstrably anticipated research or development, in either case during the course of employment or engagement with the Company, whereby such employee, contractor or consultant

(i) acknowledges the Company’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee, contractor or consultant within the scope of his or her employment or engagement with the Company and (ii) grants to the Company a present, irrevocable assignment of any ownership interest such employee, contractor or consultant may have in or to such Intellectual Property. No employee, contractor or consultant of the Company has any claim, right (whether or not currently exercisable) or interest in or to any Owned Intellectual Property Assets.

(f)
All of the Owned Intellectual Property Assets are, to the extent applicable under applicable Law, valid, subsisting, and enforceable. The Company has (1) taken commercially reasonable steps to preserve the confidentiality and value of all Trade Secrets that the Company intends to keep confidential included in the Owned Intellectual Property Assets or used in the Business, including executing written Contracts with employees and third parties with access to any such Trade Secrets that require non-use and non-disclosure of all such Trade Secrets (except as may be permitted in any such Contract) and (2) taken commercially reasonable steps to preserve and maintain the Owned Intellectual Property Assets.
(g)
The activities of the Company and the conduct of the Business as currently conducted and as conducted since the Relevant Date, including the use of the Owned Intellectual

Property Assets in connection therewith, and the processes and services of the Business has not infringed, misappropriated, diluted, or otherwise violated the Intellectual Property rights of any Person in any material respect and do not infringe, misappropriate, dilute, or otherwise violate the Intellectual Property rights of any Person in any material respect. To the Company’s Knowledge, no Person has, since the Relevant Date, infringed, misappropriated, diluted or otherwise violated or is infringing, misappropriating, diluting or otherwise violating any Owned Intellectual Property Assets. Section 5.11(g)(i) of the Disclosure Schedules identifies each written or oral notice or communication that the Company has received since the Relevant Date, alleging that the Owned Intellectual Property Assets or the activities of the Company or the conduct of the Business infringes, misappropriates, or otherwise violates the Intellectual Property of a third party, or offering to license the Business under any third-party Intellectual Property, and describes the current status of such matter. Section 5.11(g)(ii) of the Disclosure Schedules identifies each written or oral notice or claim the Company has, since the Relevant Date, sent to or initiated against, any third party alleging that such third party has infringed, misappropriated, or otherwise violated, or requires a license under, any Owned Intellectual Property Asset, and describes the current status of such matter.

(h)
Except as provided on Section 5.11(h) of the Disclosure Schedules, there are no Actions (including any opposition, cancellation, revocation, review, or other proceeding) pending, threatened in writing, or, to the Company’s Knowledge, threatened orally: (i) alleging any infringement, misappropriation, or other violation of the Intellectual Property of any Person by the Company; or (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Owned Intellectual Property Assets.
(i)
All Business IT Systems are in good working condition and operate and perform in all material respects as required by the Company for the operation of the Business as currently conducted. Except as provided on Section 5.11(i) of the Disclosure Schedules, since the Relevant Date, there has been no (i) malfunction, failure, continued substandard performance, denial-of-service, or any cyberattack or other impairment of the Business IT Systems that has resulted in disruption or damage to the Business; or (ii) security breach of or unauthorized access to the Business IT Systems that resulted in the unauthorized use, misappropriation, modification, deletion, encryption, corruption, disclosure, or transfer of any information or data contained therein. All Business IT Systems have been properly maintained in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the industry, to ensure proper operation, monitoring and use. The Company has taken commercially reasonable steps to provide for the back-up and recovery of the data and information necessary to the conduct of the Business without material disruption to, or material interruption in, the conduct of the Business and to safeguard the availability and security of the Business IT Systems (and the information stored or contained therein) against unauthorized use, access, interruption, modification or corruption. None of the Business IT Systems contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions:

(A) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (B) damaging or destroying any data or file without the user’s consent. The Company is not in breach of any Contract granting the Company the right to any

Business IT System and the Company is not aware of any event that, with or without notice or lapse of time, or both, would constitute a breach of any Contract related to any Business IT System.

(j)
No Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the delivery or provision of any software that constitutes Owned Intellectual Property Assets (“Company Software”), in each case, in a manner that: (i) could require, or could condition the use or distribution of any Company Software or portion thereof on, (A) the disclosure, licensing, or distribution of any source code for any portion of such Company Software to any Person, or (B) the granting to any Person the right to make derivative works or other modifications to such Company Software or portions thereof, or

(ii) could otherwise impose any material limitation, restriction, or condition on the right or ability of the Company to use, distribute or charge for any Company Software. The Company has not used Generative AI Tools in any manner, other than the Generative AI Tools listed on Section 5.11(i) of the Disclosure Schedules in the manner described on such schedule.

(k)
Neither the execution, delivery or performance of this Agreement or any other agreements referred to in this Agreement nor the consummation of any of the transactions contemplated by this Agreement or any such other agreement entered into in connection herewith or therewith, with or without notice or lapse of time, will result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Owned Intellectual Property Assets; (ii) a breach of or default under, or right to terminate or suspend performance of, any Contract identified or required to be identified on Section 5.11(b) or Section 5.11(c) of the Disclosure Schedules; (iii) the release, disclosure, or delivery of any Owned Intellectual Property Assets by or to any escrow agent or other Person; (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to or in any Owned Intellectual Property Assets; or (v) by the terms of any Contract, a reduction of any royalties, revenue sharing, or other payments the Company would otherwise be entitled to with respect to any Owned Intellectual Property Assets.
(l)
The Company is not now, nor has ever been, a member or promoter of, or contributor to, any industry standards body or any similar organization that requires or obligates the Company or, following the Closing, Buyer, to grant or offer to any other Person any right or license to any Owned Intellectual Property Assets. No funding, facilities, or personnel of any Governmental Authority or any university, educational, or similar research institution were used, or are being used, directly or indirectly, to author, discover, develop, conceive, or reduce to practice, any Owned Intellectual Property Assets, whether in whole or in part.

Section 5.12 Privacy and Cybersecurity.

(a)
The Company is, and since the Relevant Date has been, in compliance with each Privacy Obligation.
(b)
Since the Relevant Date, the Company has notified individuals about whom the Company Processes or directs the Processing of Personal Information regarding the Company’s Personal Information Processing activities in conformance with each Privacy Obligation, and continue to comply with each Privacy Obligation. The Company’s Privacy Policies fully and accurately disclose how the Company Processes Personal Information, and none of the disclosures made or contained in any Privacy Policy have been misleading or deceptive (including by omission) or in material violation of any applicable Privacy Laws. Complete and correct copies of all Privacy Policies have been made available to Buyer.

(c)
The Company has obligated all third parties Processing Personal Information, whether such Processing is on behalf of the Company or such third-party independently determines the means and purposes of such Processing (collectively, the “Data Partners”), by Contract to (i) comply with each Privacy Obligation, (ii) take reasonable steps to protect and secure Personal Information from loss, theft, unauthorized or unlawful Processing or other misuse, (iii) maintain a written information privacy and security program that establishes reasonable and appropriate measures to protect the privacy, operation, confidentiality, integrity and security of all Sensitive Data against any Security Breach, and (iv) comply with all obligations required to be incorporated into such Contracts by each Privacy Obligation. The Company has made available to Buyer true, correct and complete copies of all such agreements with Data Partners. To the Company’s Knowledge, such Data Partners have not breached any such Contracts pertaining to Personal Information Processed on behalf of the Company.
(d)
The Company has at all times made all necessary disclosures to, and obtained any necessary consents or authorizations from, users, customers, employees, contractors, Governmental Authorities and other applicable third parties as required by Privacy Laws with respect to the Processing of any Personal Information collected or obtained from such parties.
(e)
The Company has obtained or will obtain any and all necessary rights, permissions, and consents to permit the transfer of Personal Information in connection with the transactions contemplated by this Agreement, and such transfer will not violate in any respect any Privacy Obligation. To the Company’s Knowledge, the Company is not subject to any Privacy Obligations that, following the Effective Date, would prohibit the Company from receiving and using the Personal Information in accordance with and subject to such Privacy Obligations.
(f)
Except to the extent disclosed on Section 5.12(f) of the Disclosure Schedules, the Company has implemented, maintain and comply with a privacy compliance program that is comprised of appropriate internal personnel, processes, policies, documentation and controls designed to comply with each Privacy Obligation including (i) the appointment of qualified personnel to govern the administration of the privacy compliance program, (ii) processes to respond to requests regarding Personal Information, (iii) processes to evaluate risks of Personal Information Processing activities of the Company, (iv) the implementation and maintenance of processes for the diligence, contracting and oversight with respect to third parties Processing Personal Information on behalf of the Company, (v) the completion and maintenance of data flow maps, data processing inventories or records of processing activities, data protection impact assessments, legitimate interests assessments and any other required privacy compliance program documentation or evidence.
(g)
The Company has implemented and maintained a written information security program that is comprised of reasonable and appropriate organizational, physical, administrative, and technical safeguards designed and proven effective to protect the security, confidentiality, integrity and availability of the Business IT Systems, including all Sensitive Data Processed thereby, against loss, theft, unauthorized access, unauthorized disclosure or unlawful Processing, or other misuse, and that are reasonably consistent with (i) reasonable practices in the industry in which the Company operates, and (ii) the Company’s Privacy Obligations. The Company has implemented reasonable backup, business continuity and disaster recovery technology and arrangements consistent with industry best practices.

(h)
The Company: (i) regularly conducts and has regularly conducted vulnerability scanning and penetration testing, and track Security Breaches (collectively, “Information Security Reviews”); (ii) timely corrects and has timely corrected all material findings, exceptions and critical or high level vulnerabilities identified in such Information Security Reviews, including without limitation through the timely installation of software security patches and other fixes; (iii) has made available to Buyer true and accurate copies of all Information Security Reviews; (iv) regularly provides employees with training on privacy and data security matters; and (v) has a written plan or procedure for responding to Security Breaches.
(i)
No solicitation, statement, disclosure, or marketing, promotional or advertising material included in any marketing campaigns or mail and marketing campaigns initiated or transmitted by the Company have been in violation of any Privacy Laws and, where required by any Privacy Laws, opt-in consent has been obtained from all recipients to marketing by electronic means in accordance with Privacy Laws. The Company holds records evidencing all consents referred to under this Section 5.12(i).
(j)
The Company does not, and does not permit any third party to, sell, rent or otherwise make available to any party, any Personal Information, except as stated in the applicable privacy policies of the Company, in compliance with Privacy Laws and in compliance with all applicable contractual obligations or representations made to the parties providing the Personal Information.
(k)
The Company has not transferred or permitted the transfer of Personal Information subject to the EU GDPR or UK GDPR outside the European Economic Area (EEA) or the United Kingdom (UK), or otherwise across jurisdictional borders, except where such transfers have been performed in compliance with Privacy Laws.
(l)
The Company has complied with all data subject requests relating to Personal Information, including any requests for access to Personal Information or the rectification or erasure of any Personal Information, in each case in accordance with the requirements of Privacy Laws.
(m)
The Company maintains and has at all times maintained insurance coverage containing industry standard policy terms and limits that are reasonable, appropriate and sufficient to (i) comply with any Privacy Obligations; and (ii) respond to the risk of liability stemming from or relating to any Security Breaches that may impact the Company’s operations or the Company’s Business IT Systems or from or relating to any violation of any Privacy Obligation.
(n)
There have not been any incidents of, or third-party claims since the Relevant Date alleging, (a) Security Breaches, (b) unauthorized access or unauthorized use of the Company Business IT Systems or other technology necessary for the operations of the Company Business, or (c) any unauthorized access to, unauthorized acquisition of, or unauthorized use of any Sensitive

Data in the custody of the Company or any third-party service provider Processing such Sensitive Data on behalf of the Company, except to the extent disclosed on Section 5.12(n) of the Disclosure Schedules. To the extent any Security Breaches are disclosed on Section 5.12(n) of the Disclosure Schedules, the Company has taken all steps to remedy and patch the root cause of the Security Breaches in a manner sufficient to cease all unauthorized access and use of Company Business IT Systems and Sensitive Data and to prevent such unauthorized access and use from occurring in the future, including all steps that are (i) necessary and (ii) advised by third-party security experts advising on the Security Breach.

(o)
Since the Relevant Date, the Company has not: (i) received any notice of any claims, investigations (including investigations by a Governmental Authority), or alleged violations of any Privacy Obligation; (ii) received any complaints, correspondence or other communications from or on behalf of an individual or any other Person claiming a right to compensation under any Privacy Obligation, or alleging any breach of any Privacy Obligation; or

(iii) been subject to any data protection enforcement action (including any fine or other sanction) or audit from any Governmental Authority with respect to Personal Information under the custody or control of the Company, and there are none pending currently. There is no circumstance (including any circumstance arising as a result of an audit or inspection carried out by any Governmental Authority) that would reasonably be expected to give rise to any of the foregoing. There are no unsatisfied requests from individuals or other Persons to the Company seeking to exercise any data protection or privacy rights (such as rights to access, rectify or delete Personal Information, to restrict or object to Processing of Personal Information or relating to data portability).

Section 5.13 Inventory. All Inventory, whether or not reflected in the Interim Balance Sheet, consists of a quality and quantity usable and saleable in the ordinary course of business, in each case, in all material respects with the quality and quantity of such inventories historically maintained in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective, or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by the Company free and clear of all Encumbrances (other than the obligation to pay accounts payable in the ordinary course of business), and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process, or finished goods) is not excessive, but is reasonable in the present circumstances of the Company with respect to the conduct of the Business after taking into account (x) any purchase commitments and (y) the effect of any fluctuations caused by seasonality, known supply chain disruptions or normal business delays in the ordinary course of business. Adequate reserves have been reflected in the Financial Statements for expired or otherwise unusable or unsaleable items and items of below-standard quality, which such reserves were calculated in accordance with IFRS. All such inventories have been priced at the lower of cost or net realizable value.

Section 5.14 Accounts Receivable. The Accounts Receivable reflected on the Interim Balance Sheet and the Accounts Receivable arising after the date thereof have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practices and are not subject to any contest, claim, defense or right of setoff under any Contract with any account debtor. No Contract concerning any deduction, discount or other deferred price or quantity adjustment has been entered into with respect to any of the accounts receivable of the Company. No accounts payable with respect to the Company have been outstanding for more than sixty (60) days.

Section 5.15 Suppliers; Customers.

(a)
Section 5.15(a) of the Disclosure Schedules sets forth a true, correct and complete list of the ten (10) largest suppliers of the Company, as measured by the aggregate dollar expense from such supplier by the Company during the 12-month period ended December 31, 2024 (the “Material Suppliers”). The Company has received no written, or, to the Company’s Knowledge, oral notice that any Material Supplier has ceased, will or intends to cease to supply the goods provided or services rendered by, or to otherwise terminate or materially reduce or change its relationship with, the Company. To the Company’s Knowledge, there are no suppliers of materials, products, Intellectual Property rights or services that are material to the operation of the Business with respect to which practical alternative sources of supply are not generally available on comparable terms (including price) and conditions in the marketplace.
(b)
Section 5.15(b) of the Disclosure Schedules sets forth a true, correct and complete list of the ten (10) largest customers of the Company, by aggregate dollar revenue received by the Company during the 12-month period ended December 31, 2024 (the “Material Customers”). The Company has received no written, or to the Company’s Knowledge, oral notice that any Material Customer has ceased, will or intends to cease its business with the Company, or to otherwise terminate or materially reduce or change its relationship with, the Company.

Section 5.16 Insurance. Section 5.16 of the Disclosure Schedules sets forth (a) a true, correct and complete list of all insurance policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance to which Seller, Company or any of their respective Affiliates (with respect to the Business) are a party, a named insured or otherwise the beneficiary of coverage, including the name of the insurer and policy number (collectively, the “Insurance Policies”); and (b) a description of all pending claims and the claims history under the Insurance Policies. Each Insurance Policy is in full force and effect with its terms, all premiums due thereon have been paid, and, to Company’s Knowledge, none of Seller or the Company or any of their respective Affiliates are in material breach or material default thereunder. No written or, to the Company’s Knowledge, oral, notice of cancellation or material increase in premium has been received by Seller, the Company or any of their respective Affiliates with respect to any Insurance Policy. Since the Relevant Date, no insurer under any such Insurance Policy with respect to the Company has issued a reservation of rights letter or rejected any material claim made thereunder, and no claims have exhausted or are reasonably expected to exhaust the limits under such Insurance Policy. The Company has not had any self-insurance or co-insurance programs.

Section 5.17 Legal Actions; Governmental Orders.

(a)
Except as set forth on Section 5.17(a) of the Disclosure Schedules, there are no Actions pending or, to the Company’s Knowledge, threatened in writing against or by the Company (a) relating to or affecting the Business; or (b) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.
(b)
There are no outstanding Governmental Orders (other than Governmental Orders of general applicability) and no unsatisfied judgments, penalties or awards against, relating to, or affecting the Business.

Section 5.18 Compliance with Laws; Permits.

(a)
The Company is currently and, since the Relevant Date has been, in material compliance with all Laws. Since the Relevant Date, neither the Company, Seller nor any of their respective Affiliates (with respect to the Company) has been cited, fined or otherwise notified in writing or, to the Company’s Knowledge, oral of any failure to comply with any Laws in any material respect, and none of the Company, Seller or any of their respective Affiliates (with respect to the Company) has received any written or, the Company’s Knowledge, oral notice or communication from any Governmental Authority of (and, to Company’s Knowledge, there does not exist) any actual or threatened investigation, inquiry, or administrative or regulatory action, hearing, or enforcement Action regarding the Company. There has not been and is not now any unresolved notice of inspectional observations, warning letter, regulatory deficiencies, untitled letter, recall, or similar notice pending or in effect.
(b)
All material Permits required for the Company to conduct the Business have been obtained by the Company and are valid and in full force and effect. The Company is in material compliance with all terms of such material Permits, including payment in full of all fees and charges with respect to such Permits.

Section 5.19 Environmental Matters.

(a)
The Company is currently and since the Relevant Date has been, in material compliance with applicable Environmental Laws and has obtained and is in material compliance with all material Environmental Permits. All such Environmental Permits are valid and in full force and effect.
(b)
Since the Relevant Date (or earlier if unresolved or ongoing), the Company has not been subject to or has not received written notice of any civil, criminal, regulatory, or administrative claim, proceeding, order, decree, investigation or action subjecting the Company to (or alleging that the Company may incur or be subject to) any Environmental Liability.
(c)
No Hazardous Material has been Released: (i) as a result of the Company’s operations; (ii) at, to, on, under or from any real property currently or formerly owned, leased, or operated by the Company; or (iii) at, to, on, under or from any real property at or to which the Company has disposed of, arranged for the disposal of, or transported (or arranged for the transport of) any Hazardous Material, in the case of each of (i), (ii) and (iii), in an amount, manner, condition or concentration that has resulted, or would reasonably be expected to result, in material liability to the Company under Environmental Laws.
(d)
The Company has not assumed (whether by contract or operation of law), or provided an indemnity with respect to, any material liability (including any investigatory, corrective or remedial obligation) of any other Person arising under Environmental Laws.
(e)
The Company has provided or otherwise made available to Buyer all material environmental reports, studies, notices, claims, actions, site assessments, and other similar documents with respect to the Business related to compliance with or liability under Environmental Laws.

Section 5.20 Employees and Employee Benefits.

(a)
The overview provided in folder 1.4.1 of the virtual data room managed by Seller contains, in relation to the Company, anonymized details of the individuals employed by it as at the date set forth therein including (i) age of the employees, (ii) length of service with the Company including any legal predecessors, (iii) wage sum and wage costs for all employees.
(b)
The Company is and for the past three (3) years has been in compliance in all material respects with all applicable labor- and employment-related Dutch Laws. The Company is and for the past three (3) years has satisfied in all material respects its obligations to its current and former employees and other service providers under each applicable reorganization plan (social plan) and collective employment agreement binding on the Company during the relevant period.
(c)
There is not, and during the three (3)-year period preceding this Agreement there have not been, any collective labor dispute or strike affecting the Company. The Company is not, and has not been in the past three (3) years, party to or bound by any collective bargaining agreement, works council agreement, or other Contract or relationship with any labor organization, works council, or trade union. Within the past three (3) years, there have been no labor organizational activities involving employees of the Company. With respect to the transactions contemplated by this Agreement, the Company has satisfied all notice, information, consultation, and similar obligations it owes to its employees and their labor representatives.
(d)
Section 5.20(d) of the Disclosure Schedules sets forth each material Company Benefit Plan. No Company Benefit Plan is, and neither the Company nor any ERISA Affiliate has ever sponsored, maintained or contributed to, any Company Benefit Plan that is or was subject to ERISA. The Company has, in all material respects, performed all obligations required to be performed by it under, and is in compliance with, the requirements prescribed by any and all applicable Law, is not in default or violation of, and to the Company’s Knowledge, there has never been any material default or violation by any other party to, any Company Benefit Plan. Each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable Law.
(e)
No Company Employee Plan provides, or reflects or represents any liability to provide, post-employment welfare benefits to any person for any reason, except as may be required by applicable Law, and the Company has never represented, promised or contracted (whether in oral or written form) to provide any such post-employment welfare benefits, except to the extent required by applicable Law.
(f)
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any current or former employee, consultant, contractor or director of the Company, (ii) result in the acceleration of the time of payment, funding or vesting of any compensation or benefits under any Company Employee Plan or (iii) result, individually or in the aggregate, either alone or in combination with any another event, in the payment of an “excess parachute payment” within the meaning of Section 280G of the Code as a result of the transactions contemplated by this Agreement. Each Company Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been operated and maintained in operational and documentary compliance with Code Section 409A and applicable guidance thereunder with respect to any individual who is subject to United States taxation.

Section 5.21 Pensions.

(a)
Other than the pension obligations listed on Section 5.21 of the Disclosure Schedules (the “Pension Obligations”), the Company has no obligations or practices in respect of any retirement benefits (including any pre-pension, early retirement or similar benefits payable on or following retirement, termination of employment, disability or death) for or in respect of any present or former employee or managing director of the Company, and/or their spouses or dependents.
(b)
All contributions and other payments due under the Pension Obligations up to the Closing Date have been fully paid or provided for in the appropriate accounts.
(c)
All relevant mutations (e.g. salary, working hours, partnerships, etc.) have been submitted to the Company’s pension operator(s) in a correct and timely manner in all material respects;
(d)
Other than as set forth on Section 5.21 of the Disclosure Schedules:
(i)
all employees of the Company have been registered with the respective pension operator(s) and are participating in the pension scheme administered by the respective pension operator(s); and
(ii)
All employees of the Company have legitimately agreed to all changes to the applicable pension schemes and the pension schemes are and always have been in compliance with their terms;

Section 5.22 Taxes. Except as set forth on Section 5.22 of the Disclosure Schedules:

(a)
All Tax Returns required to have been filed by or with respect to the Company have been timely filed (taking into account any valid extension), and such Tax Returns were prepared in accordance with applicable Law in all material respects and are true, correct and complete in all material respects. All Taxes due and owing by or with respect to the Company (whether or not shown on any Tax Return) have been fully paid. There are no Encumbrances for Taxes (other than for Taxes not yet due and payable or Permitted Encumbrances) upon any of the assets of the Company.
(b)
The Company has withheld and paid over any Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, equityholder, or other third party, and has complied in all material respects with all information reporting requirements with respect to such withholding under applicable Law. The Company has collected and paid to the applicable Taxing Authority all Taxes required to have been collected under any applicable Law or, insofar these Taxes have not been paid, they have been fully adequately provided for in the Financial Statements, and has complied with all record keeping requirements with respect to such Taxes under applicable Law (including collection of any valid exemption certificates required to be collected from any third party).

(c)
The Company is not or has not been a party to any Action by any Taxing Authority, other than any such Action that has been fully resolved, and there are no pending or, to the Company’s Knowledge, threatened Actions against the Company by any Taxing Authority.
(d)
The Company has not engaged in a “reportable transaction” pursuant to the Dutch and non-Dutch laws implementing Council Directive (EU) 2018/822 of 25 May 2018 amending Directive 2011/16/EU as regards mandatory automatic exchange of information in the field of taxation in relation to reportable cross-border arrangement (commonly known as DAC6).
(e)
The Company has not been bound by or party to any Tax sharing or Tax allocation agreement (other than any commercial agreement entered into in the ordinary course of business, the primary subject of which is not Taxes). The Company is not nor has been part in any fiscal unity or tax grouping for corporate income tax purposes (except for the fiscal unity between Seller and the Company) or VAT purposes (except for the fiscal unity between Seller and the Company for VAT purposes). The Company is not liable to pay, reimburse or indemnify any person (including a Taxing Authority or body) in respect of a Tax liability of any other Person including without limitation, any subcontractor and Seller, apart from any commercial agreement entered into in the ordinary course of business, the primary subject of which is not Taxes.
(f)
No transactions as referred to in article 15ai of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) have taken place in the past six calendar years between the Company and any other Person, including Seller, as member of a fiscal unity for Dutch corporate income tax purposes (fiscale eenheid vennootschapsbelasting).
(g)
The Company has not, nor has ever had, a permanent establishment or other taxable presence in any country (other than in such entity’s country of formation), as determined pursuant to such country’s applicable Law and any applicable Tax treaty or convention. The Company has not received from any Taxing Authority (including jurisdictions where the Company has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) written request for information related to material Tax matters or (iii) written notice of deficiency or proposed adjustment for any material amount of Tax proposed, asserted or assessed by any Governmental Authority against the Company.
(h)
All transactions among the Company, on the one hand, and Seller or any of its Affiliates, on the other hand, are, and have at all times been, conducted at arms’ length.
(i)
The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date or pay any Taxes as a result of (i) a change in method of accounting for or use of an improper method of accounting prior to the Closing, (ii) any “closing agreement,” as described in

Code Section 7121 (or any corresponding provision of state, local or non U.S. income tax Law) executed before the Closing, (iii) any installment sale or open transaction disposition transaction occurring prior to the Closing, (iv) any prepaid amount received or deferred revenue (including pursuant to Code Sections 455 or 456, Treasury Regulations Sections 1.451-5 and 1.451-8) accrued prior to the Closing outside the ordinary course of business, (v) the application of Section 952(c)(2) or Section 951 of the Code with respect to income earned or recognized with respect to payments received prior to the Closing, and (vi) any “global intangible low taxed income” within the meaning of Section 951A of the Code attributable to a period (or portion thereof) prior to the Closing. The Company does not have any outstanding liability for Taxes under Section 965 of the Code.

(j)
The Company is not and has never been, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) (A) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the Closing Date, or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.
(k)
The Company is not restricted in VAT deductibility.
(l)
The Company does not qualify as a real estate company within the meaning of Article 4 of the Dutch Legal Transaction (Taxation) Act (Wet op belastingen van rechtsverkeer 1970).
(m)
The Company has not entered into any arrangement (including but not limited to Tax rulings, advanced pricing agreements and horizontal monitoring) with any Taxing Authority that is currently in effect and is not subject to a special regime with regard to Taxes or the payment thereof, except for a ruling regarding the application of the innovation box regime of Article 12b et seq. of the Dutch corporate income tax act 1969 (Wet op de vennootschapsbelasting 1969).
(n)
The Company was assigned sector code 44 Business Services II (Zakelijke Diensverlening II) for purposes of the Dutch Return to Work (Partially Disabled Persons) Regulations (Werkhervattingsregeling gedeeltelijk arbeidsgeschikten) and Sickness Benefits Act (Ziektewet).

Section 5.23 Related Party Transactions. Section 5.23 of the Disclosure Schedules sets forth a true, correct and complete list of all Contracts and transactions (whether written or oral) between the Company, on the one hand, and Seller, or any of its respective current or former Affiliates (other than the Company), or any directors, managers, officers, employees, Affiliates or direct or indirect equityholders of the Company, Seller, or any of their respective current or former Affiliates, or any Related Person of any of the foregoing (each, a “Company Related Party”), on the other hand (other than (x) employment agreements entered into with employees of the Company that are otherwise disclosed in the Disclosure Schedules and (y) the Company Benefit Plans that are otherwise disclosed in the Disclosure Schedules) (each such transaction or agreement, an “Related Party Transaction”). Except as set forth on Section 5.23 of the Disclosure Schedules, (a) other than pursuant employment agreements entered into with employees of the Company that are otherwise disclosed in the Disclosure Schedules and the employee benefit plans that are otherwise disclosed in the Disclosure Schedules, the Company does not have any Liability of any nature whatsoever to any Company Related Party and (b) to the Company’s Knowledge, no Company Related Party has any material financial interest in any Person who purchases any goods or services from, or sells or furnishes any goods or services to, or otherwise has business dealings with, the Company.

Section 5.24 Anti-Corruption Laws.

(a)
Neither the Company, nor any of its predecessors or current or former Subsidiaries (including any of their respective employees, officers or directors), has taken or failed to take any action that would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010 (“UKBA”), any rules or regulations under these laws, or any other applicable anti-corruption or anti-kickback law or regulation, including without limitation: (i) the making of any offer or promise to pay, payment of, or authorization of payment of, directly or indirectly, money or anything of value to any Person, for the purpose of corruptly influencing an act or decision, inducing the doing or omission of any act in violation of a lawful duty, or securing an improper advantage, or the receipt of a corrupt payment or of anything of value under such circumstances; (ii) use of any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) establishment or maintenance of any unlawful fund of corporate monies or other properties; or (iv) the making of any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
(b)
The Company and each of its Subsidiaries have in place adequate controls and systems to ensure compliance with applicable Laws pertaining to anti-corruption, including the FCPA and the UKBA, in each of the jurisdictions in which the Company or any of its Subsidiaries currently does or in the past has done business, either directly or indirectly. Neither the Company, its predecessors, nor any of its Subsidiaries has undergone or is undergoing, any audit, review, inspection, investigation, survey or examination by a Governmental Authority relating to the FCPA, the UKBA, anti-corruption, or anti-kickback activity. To the Company’s Knowledge, there are no threatened claims, nor presently existing facts or circumstances that would constitute a reasonable basis for any future claims, with respect to the FCPA, the UKBA, anti-corruption, or anti-kickback activity by the Company, its predecessors, or its current or former Subsidiaries.

Section 5.25 Trade Control Laws. Since the Relevant Date, the Company and its Subsidiaries have been in compliance with all applicable import, export control, and economic and trade sanctions laws, regulations, statutes, and orders, including the Export Administration Regulations, the International Traffic in Arms Regulations, and the regulations administered by OFAC (the “Trade Laws”) and have obtained, or are otherwise qualified to rely upon, all necessary import and export licenses, consents, notices, waivers, approvals, orders, authorizations, registrations, declarations or other authorizations from, and made any filings with, any governmental authority required for (i) the import, export, and reexport of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals (the “Trade Approvals”). There are no pending or threatened claims against the Company or its Subsidiaries, nor any actions, conditions, facts, or circumstances that would reasonably be expected to result in any material future claims with respect to the Trade Laws or Trade Approvals.

The Company has established sufficient internal controls and procedures to ensure compliance with the Trade Laws.

Section 5.26 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V (including the Disclosure Schedules) and any representations and warranties set forth in any other Transaction Document, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, with respect to the Company or the Business, including any representation or warranty as to the accuracy or completeness of any information furnished or made available to Buyer (in the virtual data room managed by Seller or otherwise), whether in connection with the transactions contemplated hereby or as to the future sales, revenue, profitability, or success of the Business, or any representations or warranties arising under any Law. All such other representations and warranties are hereby expressly disclaimed. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall limit, prohibit or otherwise affect any claim in the event of, or in connection with, Fraud.

ARTICLE VI

Representations and Warranties of Buyer

Buyer represents and warrants to Seller that the statements contained in this Article VI are true and correct as of the Effective Date.

Section 6.01 Organization and Qualification of Buyer. Buyer is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the Laws of the Netherlands duly organized, validly existing, and in good standing under the Laws of the Netherlands and has full organizational power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as currently conducted.

Section 6.02 Authority of Buyer; Enforceability. Buyer has full power and authority to enter into this Agreement and the Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution, and delivery by Seller) this Agreement constitutes a legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution, and delivery by each other party thereto), such Transaction Document will constitute a legal, valid, and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 6.03 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(a) conflict with or result in a violation or breach of, or default under, any provision of the

Organizational Documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any applicable Law or Governmental Order; or (c) require the consent, notice, or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except in each case of clauses (b) or (c) which, in the aggregate, would not reasonably be expected to have a material adverse effect on (x) the business, operations, condition (financial or otherwise), properties, assets, liabilities, or results of the operations of Buyer, as applicable or (y) the ability of Buyer to consummate the transactions contemplated hereby.

Section 6.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 6.05 Sufficiency of Funds; Solvency. As of the Closing, Buyer will have an amount of cash on hand, including borrowing capacity under existing credit facilities, necessary to consummate the transactions contemplated by this Agreement. Buyer is not entering into this Agreement with the actual intent to hinder, delay, or defraud either present or future creditors of the Company or Seller. Buyer is Solvent as of the Effective Date and Buyer (including the Company) on a consolidated basis as of the date hereof are expected to, after giving effect to the transactions contemplated by this Agreement, including the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and the payment of all related fees and expenses, be Solvent at and immediately after the Closing.

Section 6.06 Investment Purpose. Buyer is acquiring the Acquired Securities solely for its own account for investment purposes and not with a present view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Acquired Securities are not registered under the Securities Act or any state securities laws, and that the Acquired Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Acquired Securities for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 6.07 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

Section 6.08 Independent Investigation. Buyer has conducted its own independent investigation, review, and analysis of the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company, and acknowledges that it has been provided with access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller and the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article IV and Article V of this Agreement (including the related portions of the Disclosure Schedules), the Transaction Documents and any representations and warranties contained therein; and (b) none of Seller, the Company, or any other Person has made any representation or warranty as to Seller, the Company or this Agreement, except as expressly set forth in Article IV and Article V of this Agreement (including the related portions of the Disclosure Schedules) or as provided in any other Transaction Document.

Except for the representations and warranties contained in this Article VI and any representations and warranties in the other Transaction Documents, neither Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, with respect to Buyer, including any representation or warranty as to the accuracy or completeness of any information furnished or made available to Seller, whether in connection with the transactions contemplated hereby or any representations or warranties arising under any Law. All such other representations and warranties are expressly disclaimed. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall limit, prohibit or otherwise affect any claim in the event of, or in connection with, Fraud.

ARTICLE VII

Covenants

Section 7.01 Employees and Employee Benefits.

(a)
Until December 31, 2025, Buyer shall, or shall cause the Company to, provide each employee of the Company who is employed by the Company immediately prior to the Effective Time (a “Company Employee”) with (i) base salary or base wages; (ii) severance benefits; and

(iii) employee benefits (including vacation and health and welfare, but excluding long-term incentive compensation, equity compensation, retirement and fringe benefits), that, in each case, are substantially similar in the aggregate to what was provided to the Company Employee immediately prior to the Closing.

(b)
For purposes of eligibility to participate, vesting, and benefit accrual for a Company Employee in any retirement or welfare benefit plan (including any such plan providing severance or vacation benefits, but excluding any equity compensation arrangement) of Buyer or its Subsidiaries (a “Buyer Benefit Plan”), Buyer shall credit each Company Employee with all years of service for which such Company Employee was credited before the Effective Date under any comparable benefit plans, except to the extent such credit would result in a duplication of benefits or the funding of such benefits. In addition, and without limiting the generality of the foregoing, Buyer shall use commercially reasonable efforts to (i) cause each Company Employee to be immediately eligible to participate, in any and all Buyer Benefit Plans to the extent that coverage under such Buyer Benefit Plans replaces coverage under comparable benefit plans in which such Company Employee participated as of immediately prior to the Closing; (ii) for purposes of each Buyer Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, cause all pre-existing condition exclusions, evidence of insurability requirements, and actively-at-work requirements of such Buyer Benefit Plan to be waived for such Company Employee and such Company Employee’s covered dependents to the extent waived, satisfied or not included under the comparable benefit plan; and (iii) recognize for each Company Employee and his or her covered dependents for purposes of applying annual deductible, co-payment and out-of-pocket maximums under applicable Buyer Benefit Plans any deductible, co-payment and out-of-pocket expenses paid by the Company Employee and such Company Employee’s covered dependents during the plan year for such benefit plan in which occurs the later of the Effective Date and the date on which the Company Employee (or such covered dependent) becomes covered under such Buyer Benefit Plan.

(c)
Buyer shall, or shall cause the Company to, honor and assume all obligations under the annual bonus and commission plans or programs in effect for the fiscal year in which the Effective Date occurs, and shall pay such bonuses in the amounts and the times required by such plans or programs; provided that, for the avoidance of doubt, any such payments shall remain subject to and contingent upon achievement of the applicable performance metrics.
(d)
The provisions of this Section 7.01 are for the sole benefit of the Parties and nothing herein, express or implied, is intended or shall be construed to (i) be treated as an amendment, termination or modification of any benefit plan or other compensation or benefit plan, agreement or arrangement; (ii) limit the right of or require the Company, Buyer, or any of their respective Affiliates to amend, terminate, continue or otherwise modify any benefit plan or other compensation or benefit plan, agreement, or arrangement; (iii) prevent or restrict in any way the right of Buyer or any of its Affiliates to terminate, reassign, promote, or demote any of the Company Employees after the Closing or to change the title, powers, duties, responsibilities, functions, locations, or terms and conditions of employment of such Company Employees; or

(iv) confer upon or give any Person, other than the Parties and their respective permitted successors and assigns, any legal or equitable third-party beneficiary or other rights or remedies (including without limitation any right to continued employment) with respect to the matters provided for in this Section 7.01, under or by reason of any provision of this Agreement.

Section 7.02 Books and Records. For a period of seven (7) years following the Closing, to the extent to be acquired or retained by a Party in accordance with the terms of this Agreement, each Party shall, and shall cause their respective controlled Affiliates to, (a) retain the books and records (including personnel files) in their possession or control of the Company and its operations related to the Business for periods prior to the Closing (the “Books and Records”) unless otherwise consented to in writing by Seller or Buyer (such consent not to be unreasonably withheld, delayed or conditioned); and (b) upon reasonable prior written notice, afford the other Party or the other Party’s Representatives reasonable access (including the right to make, at such requesting Party’s expense, photocopies), during normal business hours, to such Books and Records solely for the purpose of in respect of (1) Seller (x) preparing or filing any Tax Returns or in connection with any Action brought by a Governmental Authority with respect to any such Tax Return or (y) complying with applicable Law and (2) Buyer (x) preparing or filing any Tax Returns or in connection with any Action brought by a Governmental Authority with respect to any such Tax Return, (y) complying with applicable Law, or (z) conducting the Business as it was conducted by Seller and its respective Affiliates in the twelve (12) months immediately preceding Closing; provided, in each case, (a) such access does not unreasonably interfere with the operation of Seller’s or Buyer’s respective businesses and shall be subject to the reasonable security measures of Seller and Buyer, as applicable, and (b) no Party shall be obligated to provide another Party or its Representative with access to any Books and Records (including personnel files) pursuant to this Section 7.02 where legal counsel for Seller or Buyer or an Affiliate thereof reasonably concludes such access, is subject to attorney-client privilege, that is not furnishable under any applicable information privacy or security Laws or where such access would violate any Law (provided with respect to any such information contemplated by this clause (b), Seller and Buyer shall use reasonable best efforts to make any such information available in a manner that does not waive such privilege or violate such Laws). Notwithstanding the foregoing, in the event of any actual, potential or threatened Action involving Seller or Buyer, or any of their respective Affiliates, on the one hand, and the other Party or any of its respective Affiliates, on the other hand, relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, the covenants contained in this Section 7.02 shall not apply thereto (including for discovery purposes) and shall not be considered a waiver of any right to assert the attorney-client privilege or any similar privilege.

Section 7.03 Restrictive Covenants.

(a)
During the period of time beginning on the Effective Date and continuing for a period of five (5) years thereafter (the “Restricted Period”), Seller, Parent and their respective Subsidiaries other than, for the avoidance of doubt, the Company (the “Seller Group”) shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit (i) any Person employed or engaged by the Company with a title of director or manager or above (the “Specified Employees”) or encourage any such Specified Employee to leave such employment or hire any such Specified Employee who has left such employment or (ii) any employee of the Company who is not a Specified Employee or encourage any such employee to leave such employment or hire any such employee who has left such employment, except, in the case of clause (ii) above only, pursuant to a general solicitation which is not directed specifically to any such employees; provided, however, nothing in this Section 7.03(a) shall prevent Seller, Parent or any of their Affiliates from hiring (a) any employee whose employment has been terminated by the Company or Buyer or (b) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee, and who contacts Seller, Parent or their Affiliates directly on such individual’s own initiative (after such 180-day period).
(b)
During the Restricted Period, Buyer and the Company shall not, directly or indirectly, hire or solicit any employee of Seller Group or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, however, nothing in this Section 7.03(b) shall prevent Buyer, the Company, or any of their Subsidiaries from hiring (i) any employee whose employment has been terminated by Seller or its Subsidiaries,

(ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee, or (iii) any employee or former employee who contacts Buyer or the Company directly on such individual’s own initiative.

(c)
During the Restricted Period, the Seller Group shall not and shall cause each of their Affiliates not to, directly or indirectly, whether for, on behalf of or through itself:
(i)
engage in or conduct any Restricted Activities; provided, that, the foregoing will not prohibit Seller Group and Seller Group’s Affiliates from: (x) owning a wholly-passive interest of, individually and in the aggregate, less than five percent (5%) of the outstanding equity interests of any entity that is a publicly-traded company that is engaged in or conducts a Restricted Activity, (y) acquiring any business that engages in a Restricted Activity as long as such Restricted Activity represents less than 50% of the revenue of such business and after such acquisition, the acquiror divests the portion of the acquired business engaged in the Restricted Activity or causes such acquired business to cease engaging in such Restricted Activity within 180 days after the acquisition thereof; provided, that, Seller shall have notified Buyer at least 10 days prior to commencing any process to divest the portion of such business engaged in the Restricted Activity and shall provide Buyer with a bona fide opportunity to participate in any such process or (z) providing the services contemplated by the Transition Services Agreement; or
(ii)
cause or encourage any client with respect to the Transitioned Work to use any Person other than the Company for the Transitioned Work.
(d)
During the Restricted Period, none of the Parties shall, and shall not permit any of their respective Affiliates to, directly or indirectly, for themselves or for any other Person, engage in any conduct or make any statement or communication, written or verbal, in any forum or media,

(A) that is negative or disparages or criticizes any other Party or any of their respective Affiliates or any of their respective businesses (including the Business), or any employee, officer, consultant, personnel, director, manager or representative of any of the foregoing, or (B) could reasonably be expected to impact the goodwill or reputation of any Party or any Affiliate of any Party or any of their respective businesses (including the Business), or any employee, officer, consultant, personnel, director, manager or representative of any of the foregoing. Notwithstanding the foregoing, nothing in the foregoing sentence is intended to prevent any Person from making truthful statements if and to the extent reasonably necessary to comply with applicable Law, or to defend or enforce in good faith such Person’s rights under this Agreement or any other agreement between such Person and any other Party.

(e)
The Parties agree that unless any Party first secures the written consent of the other Parties, such Party shall not, and shall cause its Affiliates and representatives not to, disclose to others, other than (x) to employees or representatives of such Party on a “need to know basis” and

(y) as otherwise provided in any Transaction Documents, any Confidential Information, except to the extent such use or disclosure is reasonably necessary (i) pursuant to applicable Law or any Action (in which event such Party shall (x) use commercially reasonable efforts to inform the other Parties in advance of any such required disclosure, (y) cooperate with the other Parties in so far as practicable in obtaining a protective order or other protection in respect of such required disclosure and (z) limit such disclosure to the extent reasonably possible while still complying with such requirements) or other dispute resolution process, (ii) in connection with the preparation of any Tax Returns or any action, claim, audit, examination, investigation, contest, administrative proceeding or court proceeding relating to Taxes, (iii) for financial reporting purposes or (iv) in order to enforce its rights or perform its obligations under this Agreement and the Transaction Documents. The obligation of the Parties and their Affiliates to not disclose such information pursuant to this Section 7.03(e) shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

(f)
Following the Closing, Seller will transition certain work that is currently subcontracted from the Canada site to the Company by facilitating: (i) a new agreement between ARK Diagnostics, Inc. (“ARK”) and the Company with respect to the services that are currently subcontracted to the Company by Parent under the Master Services Agreement, dated March 20, 2018 between ImmunoPrecise Antibodies (Canada) Ltd. (“IPAC”) and Ark, (ii) a new agreement between ViroStat LLC (“ViroStat”) and the Company with respect to the services that are currently subcontracted to the Company by Parent under the Master Services Agreement, dated May 28, 2019, between IPAC and ViroStat, and (iii) a new agreement between AbbVie Inc. (“AbbVie” and together with ARK and ViroStat, the “Shared Clients”) and the Company with respect to the services that are currently being subcontracted to the Company by Parent under the Master Services Agreement, dated March 19, 2020, between IPAC and AbbVie (the “New AbbVie Agreement”, and the services being provided under each of these new agreements, the “Transitioned Work”). Additionally, Seller agrees that it will send to the Company any requests that it receives from AbbVie for new phage discovery programs that is not Transitioned Work for two (2) years following the Closing.
(g)
The Parties acknowledge that the restrictions contained in this Section 7.03 are reasonable and necessary to protect the legitimate interests of the Parties and constitute a material inducement to the Parties to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that the covenants contained in this Section 7.03 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The invalidity or unenforceability of any provisions hereof as written shall not invalidate or render unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable the covenant or such provision in any other jurisdiction.

Section 7.04 Representations and Warranties Insurance.

(a)
In connection with the Closing, Buyer shall bind, effective as of the Closing, the cost and expense of which shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller, a representation and warranty insurance policy in respect of the representations and warranties contained in this Agreement or any certificate delivered in connection with this Agreement (together with its associated binder agreement, and in substantially the form attached hereto as Exhibit E, the “RWI Policy”). Seller shall cooperate with Buyer’s efforts and provide assistance as reasonably requested by Buyer to obtain and bind the RWI Policy, and Buyer shall provide Seller with a reasonable opportunity to review the RWI Policy prior to binding coverage. Beginning on the Effective Date and continuing until the expiration of the applicable coverage period as set forth in the RWI Policy, Buyer shall (and shall cause its Affiliates to) use commercially reasonable efforts to maintain the RWI Policy on substantially the same terms and conditions set forth in the RWI Policy, including, but not limited to, paying all fees and premiums when due under the RWI Policy and fulfilling all contingencies imposed by underwriting for the issuance of the RWI Policy, in each case, subject to and in accordance with the terms and conditions of the RWI Policy. Nothing in this Agreement shall limit the right of Buyer (or an Affiliate thereof) to make claims against the RWI Policy. For purposes of clarity, as between

Buyer, on the one hand, and the insurer(s) under the RWI Policy, on the other hand, none of the terms, limitations, conditions, and restrictions (including time for asserting claims) set forth in this Agreement are intended to affect the rights of Buyer (or any Affiliate thereof) under the RWI Policy, which rights shall be governed solely thereby.

(b)
Buyer shall ensure that the RWI Policy contains a waiver by the insurer of the insurer’s rights to bring any claim against the Seller Indemnified Parties and their respective current or former direct or indirect equityholders, parents, subsidiaries, shareholders, Affiliates, members, managers, directors, officers, employees, beneficiaries, trustee, fiduciaries, or partners (together with the Seller Indemnified Parties collectively, the “Seller Related Parties”) by way of subrogation, claim for contribution, indemnification, claims obtained by assignment, or otherwise (other than in the case of Fraud), and that such Persons shall be third-party beneficiaries of such waiver.
(c)
Buyer shall not waive, amend, or terminate and shall not permit any other Person to waive, amend, or terminate, the RWI Policy’s subrogation provision, in a manner that may adversely impact any of the Seller Related Parties without Seller’s prior written consent, which consent Seller may grant or withhold in its sole discretion.
(d)
Buyer shall provide Seller with a true and complete copy of the final and issued RWI Policy as soon as reasonably practicable following the Closing.

Section 7.05 Director and Officer Indemnification; Insurance.

(a)
For a period of six (6) years after the Closing, Buyer shall cause, in each case unless prohibited under applicable Law (and then only to the extent of such prohibition), the Company to indemnify, defend, and hold harmless current and former directors, managers, and officers of the Company (collectively, the “D&O Indemnified Parties”), in each case, as provided and subject to the limitations set forth in the Organizational Documents of the Company. Buyer shall cause the Company to fulfill and honor in all respects the obligations of the Company to the D&O Indemnified Parties pursuant to any indemnification provisions under the Organizational Documents of the Company as in effect on the Effective Date. From the Effective Date and for a period of six (6) years thereafter, Buyer shall cause the Company to maintain the provisions with respect to indemnification and exculpation from liability as set forth in the Organizational Documents of the Company as of the Effective Date, which provisions shall not be amended, repealed, or otherwise modified during such period in any manner that would adversely affect the rights thereunder of any of the D&O Indemnified Parties.
(b)
Buyer, on behalf of itself and the Company, shall, jointly and severally, pay from time to time as incurred all expenses, including reasonable attorneys’ fees, that may be incurred by the D&O Indemnified Parties in enforcing the indemnity provided for in this Section 7.05.
(c)
In the event that Buyer, the Company (as of the Closing), or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving Person of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer and the Company (as of the

Closing) or the transferee of such properties and assets shall expressly assume and be responsible for all of the obligations thereof set forth in this Section 7.05.

(d)
This Section 7.05 shall survive the Closing, is intended to benefit and may be enforced by the Company, Buyer, and the D&O Indemnified Parties, and shall be binding on all successors and assigns of Buyer and the Company.

Section 7.06 Governmental Approvals; Consents. Each Party shall, as promptly as possible, (a) make, or cause or be made, all filings and submissions required under any Law applicable to such Party or any of its Affiliates; and (b) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders, and approvals from any Governmental Authority that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Transaction Documents. Each Party shall cooperate fully with the other Party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders, and approvals. The Parties shall not willfully take any action that will have the effect of delaying, impairing, or impeding the receipt of any required consents, authorizations, orders, and approvals. Seller and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties described on Section 5.04 of the Disclosure Schedules that are material to the operation of the Business as currently conducted.

Section 7.07 Public Announcements. Buyer and Seller agree that this Agreement, its terms, the Transaction Documents and the transactions contemplated hereby or thereby shall be kept confidential and that Buyer and Seller shall consult with each other and shall mutually agree in writing on the content and timing of any press release, public filing or other public statements with respect to this Agreement, the Transaction Documents, or the transactions contemplated hereby or thereby and none of the Parties shall issue any such press release, public filing, make any public statement, or respond to any media inquiry with respect to this Agreement, the Transaction Documents, or the transactions contemplated hereby or thereby prior to such consultation and agreement, except (a) as may be required by any applicable Law, any Governmental Authority, or the rules or regulations of any stock exchange or Governmental Authority; provided, however, that each Party shall give reasonable prior notice to each other Party of the content and timing of any such press release, public filing or other public statement required by applicable Law, any Governmental Authority or the rules or regulations of any stock exchange and shall allow the other Party reasonable time to review and comment on such disclosure, release, filing or announcement in advance of such issuance and consider in good faith any comments with respect thereto; (b) the Parties may disclose the terms of this Agreement to their respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses (as long as such Persons are advised that they must keep the terms of this Agreement and the transactions contemplated by this Agreement confidential); and (c) Buyer and its Affiliates may announce the consummation of the transactions contemplated by this Agreement in a customary press release following the Closing, provided Buyer shall allow Seller reasonable time to comment on such disclosure, release or announcement in advance of such issuance.

Section 7.08 Tax Matters.

(a)
All Tax Returns required to be filed by the Company with respect to Pre-Closing Tax Periods (including any Straddle Period) that have not been filed as of the Effective Date shall be prepared and timely filed by Buyer. All such Tax Returns shall be prepared in a manner consistent with past practices of the Company, except to the extent otherwise required by applicable Law or this Agreement. Buyer shall provide to Seller for review and comment (i) a copy of any such Income Tax Return at least 30 days prior to the due date thereof, and (ii) to the extent Seller is required to make any payment to Buyer pursuant to Section 8.01 with respect to any other such Tax Return, a copy of any other such Tax Return at least 10 days prior to the due date thereof. To the extent it would affect Seller’s liability for Taxes under this Agreement (including, for the avoidance of doubt, through an adjustment to the Purchase Price), Buyer shall consider in good faith all changes to such Tax Returns that are reasonably requested by Seller at least 5 days prior to the due date thereof. To the extent Buyer and Seller are unable to resolve any disputes relating to a position or items on any such Tax Returns, such dispute shall be referred to, and resolved by, an internationally recognized accounting firm that is mutually acceptable to both Buyer and Seller, whose determination shall be binding on Buyer, Seller and the Company. The costs of the accounting firm shall be borne by the Party that loses the dispute.
(b)
All Tax Returns required to be filed by Seller in its capacity as head of the fiscal unity for Dutch corporate income tax purposes (fiscale eenheid vennootschapsbelasting) with the Company with respect to Pre-Closing Tax Periods (including any Straddle Period) that have not been filed as of the Effective Date shall be prepared and timely filed by Seller. All such Tax Returns shall be prepared in a manner consistent with past practices of Seller and the Company, except to the extent otherwise required by applicable Law or this Agreement. Seller shall provide to Buyer for review and comment a copy of any such Income Tax Return at least 30 days prior to the due date thereof. To the extent it would affect Buyer’s liability for Taxes (including Taxes of the Company with respect to any taxable period (or portion thereof) beginning after the Closing Date), Seller shall consider in good faith all changes to such Tax Returns that are reasonably requested by Buyer at least 5 days prior to the due date thereof. To the extent Buyer and Seller are unable to resolve any disputes relating to a position or items on any such Tax Returns, such dispute shall be referred to, and resolved by, an internationally recognized accounting firm that is mutually acceptable to both Buyer and Seller, whose determination shall be binding on Buyer, Seller and the Company. The costs of the accounting firm shall be borne by the Party that loses the dispute.
(c)
As soon as reasonably practicable, but in any event within 20 Business Days following the Closing Date, Seller shall provide Buyer with (i) an opening balance sheet of the fiscal unity for Dutch for corporate income tax purposes (fiscale eenheid vennootschapsbelasting) as at the dissolution date (being the Closing Date), as determined in accordance with past practice (bestendige gedragslijn), and (ii) explanatory notes thereto. Buyer shall be given access to all information reasonably necessary to determine the accuracy of the opening balance sheet and Seller shall take into account all reasonable comments Buyer may have in relation to the opening balance sheet.
(d)
For the purposes of this Agreement, the portion of a Tax with respect to any Straddle Period that is allocable to the portion of such Straddle Period ending as of the end of the

Effective Date shall (i) in the case of property, ad valorem and other Taxes imposed on a periodic basis, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on and including the Effective Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of any Tax based upon or related to income, gains, receipts, gross margins, employment, sales, use, or other Taxes imposed on a non-periodic basis reasonably allocable using a closing-of-the-books approach, be deemed to be equal to the amount that would be payable if the relevant taxable period ended as of the end of the Effective Date.

(e)
For the avoidance of doubt, Seller and Buyer agree that (i) for purposes of this Agreement, all deductions of the Company arising from any items paid by Seller (or the Company prior to Closing) or included in the calculation of Company Indebtedness, Transaction Expenses, or Closing Working Capital and accruing on or before the Effective Date shall be taken into account in the Pre-Closing Tax Period, and (ii) any such deductions shall be reported on the Income Tax Returns of the Company (or of Seller and its Affiliates, as applicable) in the Pre-Closing Tax Period, in each case, to the extent such items are deductible and properly allocable to the Pre-Closing Tax Period on at least a “more likely than not” basis for the applicable Income Tax purposes.
(f)
Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other Action with respect to Taxes of the Company, including any claim for Tax refunds. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information with respect to the Company that are reasonably relevant to any such audit, litigation or other Action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(g)
Any Tax refunds of the Company, and interest thereon that are received from a Taxing Authority by Buyer, the Company or their Affiliates, and any amounts credited against Tax to which Buyer, the Company, or their Affiliates become entitled in lieu of any such refund, in each case that relate to Taxes of the Company for any Pre-Closing Tax Period, and which are received by Buyer, the Company or their Affiliates on or prior to the third anniversary of the Closing Date, shall be for the account of Seller, and Buyer shall pay over to Seller any such refund and interest or the amount of any such credit, net of any Taxes and costs and expenses incurred by Buyer, the Company or their Affiliates in connection with such refund or credit, within 30 days after receipt thereto, in each case, except to the extent (i) such Tax refunds or credits are included in the calculation of Closing Working Capital or are taken into account in calculating the Company Indebtedness, (ii) such Tax refunds or credits result from or are attributable to the carryback of any loss or credit arising in any period (or the portion thereof) beginning after the Effective Date, or

(iii) there are any pending or otherwise unresolved claims against Seller pursuant to Article VIII (in which case (A) Buyer shall provide notice to Seller of the receipt of such amounts, (B) such amounts shall be subject to Buyer’s right of set off for any Damages determined to be due from Seller to Buyer in accordance with Article VIII, and (C) the remaining amount, if any, shall be released to Seller upon resolution of such claims). If Buyer, the Company or their Affiliates are required to pay any such refund or credit and any interest thereon to the applicable Taxing Authority, Seller shall promptly pay the amount of such refund or credit (and any interest thereon and any costs and expenses incurred by Buyer, the Company or their Affiliates in connection therewith) to Buyer within 15 days of the receipt of notice from Buyer. For purposes of this Agreement, a refund shall only be treated as received when the refund is received in cash, and a credit shall only be treated as received when such credit is used to reduce a Tax liability that otherwise would be due in cash without regard to the applicable credit. Buyer shall cause the Company to elect to receive any overpayments of Tax attributable to the Company in Pre-Closing Tax Periods as a refund, and not as a credit, to the extent permitted by applicable Law.

(h)
Without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed, Buyer shall not (and shall not permit any of its Affiliates, including the Company, to): (i) make, change or revoke any Tax election or adopt or change any accounting method of the Company, in each case, that has a retroactive effective date in any Pre-Closing Tax Period; (ii) surrender any right to claim a refund of Taxes of the Company for any Pre-Closing Tax Period other than by reason of passage of time; (iii) file (except pursuant to the procedures set forth in Section 7.08(a)) or amend any Tax Return of the Company with respect to any Pre-Closing Tax Period; (iv) enter into any voluntary disclosure agreement with any Taxing Authority with respect to Taxes or Tax Returns of the Company for any Pre-Closing Tax Period; or (v) initiate discussion or examinations with any Taxing Authority regarding Taxes of the Company with respect to any Pre-Closing Tax Period; in each case, if such action is reasonably expected to give rise to (A) additional costs (including Taxes) to Seller or its direct or indirect owners, or (B) an indemnity obligation or increased liability of Seller or its Affiliates under the terms of this Agreement (including, for the avoidance of doubt, as the result of a reduction to the Purchase Price); provided, however, that notwithstanding the foregoing, Seller acknowledges and agrees that it shall not be reasonable for Seller to withhold consent to the extent any such action is required by applicable Law.
(i)
Any Tax sharing agreement or similar Contract to which the Company is a party as of immediately prior to Closing will be terminated effective as of the Closing (other than any commercial agreement entered into in the ordinary course of business, the primary subject of which is not Taxes).
(j)
As soon as reasonable practicable, but in any event within 20 Business Days following the Closing Date, Seller shall give notice to the relevant Taxing Authority (copying the notice to Buyer) that the Company will cease to be under its control with effect from the Closing and will use its best efforts to procure that the date on which the Company ceases to be a member of the Dutch VAT fiscal unity (fiscale eenheid omzetbelasting) with Seller is the Closing Date.
(k)
The references to Closing Working Capital and Company Indebtedness in this Section 7.08 are to Closing Working Capital and Company Indebtedness as finally determined pursuant to Section 2.03.
(l)
At the option of Buyer, Buyer (or any of its Affiliates) may make an election under Section 338(g) of the Code (or any similar election for U.S. state Law) in connection with the purchase of the Acquired Securities, and Seller shall provide Buyer and its Affiliates with information in its possession reasonably necessary for Buyer and its Affiliates to make any such elections.
(m)
All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) (collectively, “Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement and the documents to be delivered hereunder shall be borne and paid equally by Buyer and Seller. The Party required by applicable Law shall, at its own expense, timely pay any Transfer Taxes (subject to reimbursement by the other Party for its share) and file any Tax Return or other document with respect to such Transfer Taxes (and the other Party shall cooperate with respect thereto as necessary).

Section 7.09 Funds from Third Parties. At and after the Closing, Buyer and the Company shall have the right and authority to collect all accounts receivable and other items with respect to the Business and to endorse with the name of Buyer or the Company any checks received on account of such accounts receivable or other items with respect to the Company or the Business, and Seller agrees that it will, and will cause its respective Affiliates to, promptly transfer or deliver to Buyer from time to time any cash or other property or payment that Seller or any of its respective Affiliates may receive with respect to any claims, contracts, licenses, leases, commitments, sale orders, purchaser orders, receivables of any character or any other items with respect to the Company or the Business. If any Party (or any Affiliate thereof) at any time receives any funds from any third party that are properly payable to another Party, the Party (or Affiliate thereof) receiving such funds shall promptly remit such funds to the Party entitled to such funds.

Section 7.10 Wrong Pockets. If, on or prior to the date that is twelve (12) months following the Closing, (a) Buyer determines that Buyer or any of its Affiliates holds any asset that is not owned by the Company or does not relate to the Business, or (b) Seller determines that Seller or any of its Affiliates holds any asset that is owned by the Company or that relates solely to the Business, then, Buyer, on the one hand, and Seller, on the other hand, shall promptly give notice to the other party and if requested by the other Party, transfer (or cause to be transferred) such asset to or from (as the case may be) the intended Party, without further consideration from such other Party. Prior to any such transfer, the Party receiving or possessing any such asset will hold it in trust for such other Party. In furtherance of the foregoing, prior to such transfer, Seller and Buyer shall use their reasonable best efforts to cooperate with each other to agree to any reasonable and lawful arrangements designed to provide (i) Buyer with the economic claims, rights and benefits under each such asset that is owned by the Company or relating solely to the Business or (ii) Seller with the economic claims, rights and benefits under each such asset that are not owned by the Company or does not relate to the Business in accordance with this Agreement.

Section 7.11 Litigation Support. Following the Closing, in the event and for so long as any Party is actively contesting or defending against any Action brought by a third party in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Company or its Business prior to Closing, the other Parties will use reasonable best efforts to cooperate with the contesting or defending Party and its counsel in the contest or defense of such Action, and make available its personnel and provide such testimony and access to its non-privileged books and records as may be reasonably requested in connection with the contest or defense of such Action, at the sole cost and expense of the contesting or defending Party. Notwithstanding the foregoing, this Section 7.11 shall not apply to Actions with respect to which the Parties are in dispute with one another as to whether one of the Parties is liable to the other under this Agreement. Each Party shall be reimbursed by the other Parties for any reasonable time and costs incurred in connection with providing such cooperation or assistance. Any reimbursement for reasonable time incurred shall be calculated based on the providing Party’s standard hourly rate for personnel involved, or such other rate as may be mutually agreed in writing by the Parties prior to the provision of such cooperation or assistance. Such reimbursement shall be paid within thirty (30) days of receipt an invoice, which invoice shall describe in reasonable detail the time spent, the nature of the assistance provided and any associated costs, and shall include reimbursement for reasonable attorneys’ fees, travel expenses, and other out-of-pocket costs incurred in connection with such cooperation or assistance.

Section 7.12 Intercompany Balances. At the Effective Time, (a) any claim, excluding any intercompany receivables or payables, whether or not arising out of, based upon or attributable to the Company, Seller or any of its respective Affiliates may have against the Company or otherwise in respect of the Company or the Business shall be automatically settled or otherwise released, and (b) Seller and its respective Affiliates shall have extinguished all outstanding amounts owed (i) by the Company, on the one hand, to Seller or any of its respective Affiliates, on the other hand, other than ordinary course trade payables or (ii) by Seller or any of its respective Affiliates, on the one hand, to the Company, on the other hand, other than ordinary course trade receivables, in each case, without any liability or obligation to or payment owed by the Company, Buyer or the Affiliates of Buyer.

Section 7.13 Release of Guarantee. Buyer shall use commercially reasonable efforts to obtain a full release of Parent from its obligations as a Guarantor (as defined in the Oss Lease) in connection with the Oss Lease and under that certain Group Guarantee executed by Parent (as Guarantor) dated October 11, 2021 and Buyer shall indemnify Seller Group from any Liabilities occurring as a consequence of Seller being a Guarantor of the Oss Lease and such Group Guarantee solely to the extent arising in the period following the Closing. Seller shall cooperate with Buyer to facilitate the release and substitution of the Guarantees.

Section 7.14 Name Change; Transitional Trademark License. Buyer shall, as soon as reasonably practicable, and in any event no later than two (2) months following the Closing, cause the Company to change its corporate name via making any amendments to its organizational documents as required by applicable Law so that it does not contain “ImmunoPrecise” or any other words that are substantially the same or similar to “ImmunoPrecise”. Subject to the terms and conditions of this Agreement, Seller hereby grants to the Company a limited, non-exclusive, non-sublicensable, non-transferrable right and license to use “IPA” and any other Trademarks similar thereto (the “Transitional Marks”) for a transitional period commencing as of the Closing and ending on the date that is two (2) months following the Closing. The Company shall (i) use the Transitional Marks solely in a manner consistent with the use of such Transitional Marks by the Company prior to the Closing and as part of the Company’s transition from using such Transitional Marks to such other Trademarks as designated by the Company and (ii) conform to such reasonable quality standards of Seller that Seller provides to Company in writing with respect to the use and display of such Transitional Marks and ensure that the quality of all goods and services offered or sold under any of the Transitional Marks shall be at least as high as the quality maintained by Seller for such goods and services as of the Closing. Seller shall retain all right, title and interest in and to the Transitional Marks and any use by the Company of the Transitional Marks pursuant to the foregoing license (including any goodwill that may accrue by virtue of such use) shall inure solely to the benefit of Seller. In any event, Company shall not use the Transitional Marks in any manner that would reasonably be expected to damage or tarnish the reputation of Seller or the goodwill associated with the Transitional Marks. Neither Company, Buyer nor their Affiliates shall register or seek to register, in connection with any products or services anywhere in the world in any medium, any Trademarks or domain names or other indicia of origin that include, incorporate, are identical to or are confusingly similar to, any Transitional Marks, nor shall Company, Buyer or their Affiliates challenge or oppose or assist any third Person in challenging or opposing the rights of Seller in any Transitional Marks.

Section 7.15 Shared Agreements. Following the Closing, the Parties shall use commercially reasonable efforts, and shall cooperate with each other in good faith, to as soon as reasonably practicable following the Closing determine the appropriate allocation of each agreement marked with an asterisk on Schedule 5.23 (the “Shared Agreements”), which may include: (1) amending each of the Shared Agreements to remove the Company or the applicable member of the Seller Group, as the case may be, as a party from such Shared Agreement if such party will not be providing services following the Closing under such Shared Agreement, (2) replacing such Shared Agreement with similar new agreements with the Company and the applicable member of the Seller Group (that replicates as nearly as reasonably practicable the rights and benefits of the portion of such Shared Agreement) or (3) otherwise entering into such arrangements to give effect to the foregoing and provide to each of the parties or their applicable Affiliates to such Shared Agreements the applicable benefits and obligations of such Shared Agreement. From and after the Closing, each of Buyer and Seller will indemnify the other from any Liabilities occurring as a consequence of any breach occurring after the Closing by each of its respective Affiliates under such Shared Agreements while Affiliates of both Buyer and Seller remain party to such Shared Agreements.

Section 7.16 Further Assurances. From and after the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably requested by the other Party, at the other Party’s sole cost and expense, as necessary or desirable to evidence and carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE VIII

Indemnification

Section 8.01 Indemnification of Buyer. From and after the Closing and subject to the limitations contained in this Article VIII, Parent and Seller (the “Seller Indemnifying Parties”) will indemnify Buyer, its Affiliates, and each of their respective officers, directors, employees, shareholders, agents, Representatives, Affiliates and successors and assigns (collectively, the “Buyer Indemnified Parties”) and hold the Buyer Indemnified Parties harmless and shall reimburse, pay and compensate each of them for, as and when occurred, against all damages, losses, Taxes, out-of-pocket expenses, liabilities, deficiencies, obligations, judgments, interest, awards, penalties, fines, fees, costs to enforce indemnification or other damages, including reasonable and documented attorneys’ fees (collectively, “Damages”) that the Buyer Indemnified Parties have incurred arising out of:

(a)
the inaccuracy or breach of any representation or warranty of Seller or the Company contained in this Agreement;
(b)
a breach or non-fulfillment of any covenant or agreement of Seller contained in this Agreement or any Transaction Document (other than the Transition Services Agreement);
(c)
any Liabilities for any Unpaid Taxes;
(d)
any Fraud by Seller at or prior to the Closing;
(e)
any claims or obligations for indemnification arising from indemnification obligations existing prior to the Effective Time by any D&O Indemnified Parties to the extent related to their service as a D&O Indemnified Party prior to the Effective Time; and
(f)
the matter set forth on Schedule 8.01(f).

Section 8.02 Indemnification of Seller. From and after the Closing and subject to the limitations contained in this Article VIII, Buyer will indemnify Seller, its Affiliates and each of their respective officers, directors, employees, agents, Representatives, Affiliates and successors and assigns (collectively, the “Seller Indemnified Parties”) and hold the Seller Indemnified Parties harmless against and shall reimburse, pay and compensate all Damages that the Seller Indemnified Parties have incurred arising out of: (a) the inaccuracy or breach of any representations and warranties by Buyer; (b) a breach of any covenant or agreement of Buyer contained in this Agreement or any Transaction Document (other than the Transition Services Agreement); and (c) any Fraud by Buyer at or prior to the Closing.

Section 8.03 Exclusive Remedies. The Parties agree that, notwithstanding anything to the contrary set forth in this Agreement (except as set forth in the next sentence), from and after the Closing, except with respect to the adjustments provided in Section 2.03, the indemnification provisions of this Article VIII, and the right to seek an injunction, specific performance or other equitable relief pursuant to Section 9.09, are the sole and exclusive remedies of the Parties pursuant to this Agreement or in connection with the transactions contemplated hereby and, to the extent permitted by Law, the Parties hereby waive all other rights, claims, remedies, or actions with respect to any matter in any way relating to this Agreement or arising in connection with the transactions contemplated hereby, whether under any non-U.S., U.S. federal, state, provincial or local Laws, statutes, ordinances, rules, regulations, requirements or orders at common law or otherwise; provided, that nothing in this Section 8.03 shall limit any Party’s right to seek and obtain any remedy to which such Party may be entitled pursuant to Section 9.11 or to seek recovery under the RWI Policy. Notwithstanding the foregoing, the indemnification limitations set forth in this Article VIII shall not apply to any claim to the extent arising from Fraud.

Section 8.04 Survival.

(a)
Subject to Section 8.04(b), the representations and warranties in this Agreement shall survive the Closing and shall terminate on the 12-month anniversary of the Closing, except that the Fundamental Representations shall terminate on the sixth (6th) anniversary of the Closing. All covenants and agreements of the Parties contained herein shall survive the Closing for a period equal to the lesser of (x) 60 days after expiration of the applicable statute of limitations, and (y)

the

period explicitly specified herein. Each of the foregoing periods, as applicable, shall be referred to herein as the “Indemnification Claims Period”.

(b)
In the event a claim has been properly made on or prior to the expiration of the applicable Indemnification Claims Period, and such claim is unresolved as of the expiration of the Indemnification Claims Period, then the right to indemnification with respect to such claim shall remain in effect until such matter has been finally determined. Claims for indemnification by the Buyer Indemnified Parties shall be made and resolved as provided in this Agreement. It is the express intent of the Parties that if the applicable survival period set forth in this Section 8.04 is shorter or longer than the statute of limitations that would otherwise have been applicable thereto, then, by contract, the statute of limitations applicable hereto shall be reduced or extended, respectively, to the survival period set forth in this Section 8.04. The Parties further acknowledge that the survival periods set forth in this Section 8.04 are the result of arms’ length negotiation between Buyer and the Seller Indemnifying Parties, and that Buyer and the Seller Indemnifying Parties intend for such survival period to be enforced as agreed by Buyer and the Seller Indemnifying Parties. Notwithstanding anything in this Agreement to the contrary, no limitations (including the survival limitations and other limitations set forth in this Section 8.04), qualifications, or procedures in this Agreement shall be deemed to limit or modify the ability of Buyer to make claims under or recover under the RWI Policy; it being understood that any matter for which there is coverage available under the RWI Policy shall be subject to the terms, conditions, and limitations, if any, set forth in the RWI Policy.

Section 8.05 Order of Recourse. From and after the Closing, any indemnification to which any of the Buyer Indemnified Parties are entitled under this Agreement as a result of any Damages shall be satisfied by such Buyer Indemnified Parties as follows: (a) if any amounts are payable in connection with Damages under Section 8.01(a) (other than with respect to breaches of a Fundamental Representation) (i) first, from the Seller Indemnifying Parties in an aggregate amount up to the Retention Escrow Amount, which shall be paid by means of collection from the Retention Escrow Amount until the earlier of such Damages being paid in full or such Damages exceeding the then remaining Retention Escrow Amount, and (ii) thereafter, any such amounts that remain unpaid after the Retention Escrow Amount has been exhausted shall be recovered solely from and against the RWI Policy; (b) if any amounts are payable in connection with Damages under Section 8.01(a) with respect to breaches of a Fundamental Representation, such amounts shall be recovered from and against the RWI Policy, to the extent recoverable thereunder, and to the extent not recoverable under the RWI Policy, from Seller Indemnifying Parties directly (subject to the limitations set forth in this Agreement); provided, that if such amounts are recoverable from the RWI Policy and there are funds then remaining in the Retention Escrow Account, Buyer may recover against the Retention Escrow Amount in order to satisfy the retention under the RWI Policy; and (c) if any amounts are payable in connection with Damages under Section 8.01(b) through Section 8.01(d), such amounts shall be recovered from Seller Indemnifying Parties directly (subject to the limitations set forth in this Agreement). For the avoidance of doubt, to the extent Damages are both recoverable under the RWI Policy and from Seller Indemnifying Parties as an indemnified matter hereunder, the Buyer Indemnified Parties shall recover under the RWI Policy first.

Section 8.06 Certain Limitations.

(a)
The (i) Buyer Indemnified Parties, collectively, on the one hand, and (ii) Seller Indemnified Parties, on the other hand, shall not be indemnified more than once for the same Damages.
(b)
Notwithstanding anything in this Agreement or otherwise to the contrary,

(i) Seller’s maximum aggregate liability to the Buyer Indemnified Parties shall not exceed the Purchase Price (excluding claims under Section 8.01(c) and Section 8.01(d)), (ii) Seller’s maximum aggregate liability under Section 8.01(f) shall not exceed the €100,000, and (iii) the maximum aggregate liability to the Seller Indemnified Parties shall not exceed the Purchase Price.

(c)
In no event shall any Indemnified Party be entitled to recover or make a claim for any amounts in respect of, and in no event shall Damages for purposes of this Agreement (including amounts indemnifiable under Section 8.01) be deemed to include punitive or exemplary damages except to the extent awarded by a court of competent jurisdiction to a Third Person in connection with a Third-Person Claim.
(d)
Any indemnity payment pursuant to this Article VIII shall be reduced by (i) an amount equal to any insurance proceeds and other third party recoveries actually received by such indemnified party in respect of such claim minus the sum of reasonable out-of-pocket expenses (including reasonable and documented attorneys’ fees and expenses) relating to the recovery of such proceeds. For the avoidance of doubt, nothing in this Article VIII shall in any way limit any rights of any Buyer Indemnified Party under the RWI Policy, nor will the denial of any claim under the RWI Policy be construed as or used as evidence that, to the extent required by Law, any Buyer Indemnified Party is not entitled to indemnification hereunder.
(e)
The Indemnified Party shall seek to mitigate any Damages upon becoming aware of any event which would reasonably be expected to, or does give rise thereto; provided, that such duty to mitigate shall expressly exclude pursuing any claim, recovery, settlement or payment against any Third Person; provided, that the Indemnified Parties shall use commercially reasonable efforts to recover under any available and applicable insurance policies, including the RWI Policy.
(f)
As promptly as possible following the 12-month anniversary of the Closing, and in any event within five (5) Business Days thereof, Buyer and Seller shall jointly instruct the Escrow Agent to pay such portion of the Retention Escrow Amount remaining in escrow (excluding the amount necessary to satisfy the amount of all indemnification claims for which a claim notice has been delivered that are not fully and finally resolved pursuant to a Final Decision (or if resolved, not fully paid in accordance with the Final Decision in respect thereof, if applicable)) to Seller. For purposes of this Agreement, “Final Decision” shall mean a written final and non-appealable order of a court of the State of Delaware or federal court sitting in the State of Delaware (in accordance with Section 9.10) delivered by a Party and accompanied by a written certification from legal counsel for such Party to the effect that such order is issued by a court of the State of Delaware or federal court sitting in the State of Delaware (in accordance with Section 9.10) and is final and not subject to further proceedings or appeal and by a written instruction from such Party to effectuate such order.
(g)
All of the representations and warranties contained in this Agreement and any other Transaction Document delivered by the Company or Seller that are qualified as to “material,”

“materiality,” “material respects,” or words of similar import or effect shall be deemed to have been made without such qualification for purposes of determining (i) whether a breach of such representation or warranty has occurred and (ii) the amount of Damages resulting from or relating to any such breach of such representation or warranty.

Section 8.07 Indemnification Procedures.

(a)
Any Indemnified Party seeking indemnification must give the Indemnifying Party prompt notice of the claim for Damages (i) stating in reasonable detail the basis on which indemnification is being asserted and the aggregate amount of the Damages or an estimate thereof, in each case to the extent known or determinable at such time; (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, and the nature of the misrepresentation, breach non-fulfillment or claim to which such item is related (to the extent known or determinable at such time); (iii) specifying the provision or provisions of this Agreement under which such Damages are asserted; and (iv) including copies of all relevant notices and documents (including court papers) served on or received by the Indemnified Party; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then only to the extent that) the Indemnifying Party thereby is actually and materially prejudiced by such failure to give timely notice.
(b)
If a Person is seeking indemnification hereunder (an “Indemnified Party”) because of a claim asserted by any claimant (other than an Indemnified Party hereunder) (“Third Person”), the Indemnified Party shall give the indemnifying party (the “Indemnifying Party”) reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a Person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is actually irrevocably and materially prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, contest or settle the claim alleged by such Third Person (a “Third-Person Claim”). The Indemnified Party may thereafter participate in (but not control) the defense of any such Third-Person Claim with its own counsel at its own expense, unless (i) separate representation is necessary to avoid a conflict of interest, (ii) such Third-Person Claim involves criminal allegations or seeks material non-monetary relief, in which case the Indemnified Party (and not the Indemnifying Party) shall have the right, using counsel reasonably satisfactory to the Indemnifying Party, to investigate, contest or settle the claim alleged by such Third Person, and such representation shall be at the expense of the Indemnifying Party, or (iii) such Third-Person Claim relates to Taxes for any period (or the portion thereof) beginning after the Effective Date, in which case Buyer (and not Seller) shall have the right to investigate, contest or settle the claim alleged by such Third Person (iv) the Third-Person Claim involves a Material Customer or Material Supplier of any Buyer Indemnified Party or any of its Affiliates or otherwise could reasonably be expected to have a material adverse impact on the relationship with such Material Customer or Material Supplier, or (v) Seller fails or is failing to vigorously prosecute or defend the Third-Person Claim. Unless and until the Indemnifying Party so acknowledges its obligation to indemnify without any reservation of its obligations, the

Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the reasonable costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within 30 days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge its obligation to indemnify and assume the defense of any such Third-Person Claim, (i) the Indemnified Party may defend against such claim using counsel of its choice, in such manner as it may reasonably deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may reasonably deem appropriate, and (ii) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third-Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

Section 8.08 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.09 Fraud. Notwithstanding anything in this Agreement to the contrary (whether a temporal limitation, a dollar limitation or otherwise), nothing shall limit in any respect

(x) any Party’s remedies in the case of Fraud by Seller or Buyer, as applicable, as to which the Party shall have all remedies available at law or in equity, or (y) any Party’s pursuit of equitable remedies, including injunctive relief and specific performance.

Section 8.10 Release of Retention Escrow Amount. Within five (5) Business Days following the Survival End Date, each of Buyer and Seller shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to the Seller the Retention Escrow Amount, less an amount sufficient to satisfy all then-pending indemnification claim(s) previously asserted by any the Buyer Indemnified Parties. At any time after such initial distribution of the remaining Retention Escrow Amount, if a claim previously reserved for is resolved for less than the reserved amount, then, within five (5) Business Days following the final resolution and payment (if any) of such claim, each of the Buyer and the Seller shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to the Seller the balance of the cash reserved for such claim.

ARTICLE IX

Miscellaneous

Section 9.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given upon the earlier of actual receipt or (a) when delivered by hand providing proof of delivery; (b) on the next Business Day if transmitted by a nationally reputable overnight courier (with confirmation of delivery); or

(c)
on the date sent by email (provided, that no “bounce back” or similar message of non-delivery is received with respect thereto). Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Buyer:

c/o AVS Bio

1 Wisconsin Avenue

Norwich, CT 06360 Attention: [***]

[***]

Email: [***] [***]

with a copy to (which shall not constitute notice):

c/o Arlington Capital Partners 4747 Bethesda Avenue, 5th Floor Bethesda, MD 20814

Attention: [***] [***]

Email: [***] [***]

and

Goodwin Procter LLP 1900 N Street NW Washington, DC 20036 Attention: [***]

[***]

[***]

Email:

[***]

[***]

[***]

if to Seller or (prior to Closing) the Company: ImmunoPrecise Netherlands B.V.

c/o ImmunoPrecise Antibodies Ltd.

3523 45th St. S. Suite 100 PMB#5961

Fargo, ND 58104 Attention: [***] Email: [***]

with a copy to (which shall not constitute notice): Orrick, Herrington & Sutcliffe LLP

2100 Pennsylvania Ave NW Washington, D.C. 20037 Attention: [***]

Email: [***]

Section 9.03 Interpretation. For purposes of this Agreement, (a) the words “include”, “includes”, and “including” shall be deemed to be followed by the words “without limitation”;

(b) whenever the word “or” is used, it shall mean “and/or” and shall not be exclusive unless the context clearly indicates otherwise; and (c) the words “herein”, “hereof”, “hereby”, “hereto”, and “hereunder” refer to this Agreement as a whole; (d) unless the context otherwise requires, references herein: (1) to Articles, Sections, Disclosure Schedules, and Exhibits mean the Articles and Sections of, and Disclosure Schedules, and Exhibits attached to, this Agreement; (2) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (3) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder; (e) when a reference is made in this Agreement to the Preamble or Recitals or an Article, Section, clause, Schedule or Exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated; (f) the phrase “marketable securities” shall mean securities that are, pursuant to their terms or any other arrangement, readily convertible into or exchangeable for cash, and the value of any such securities shall be limited to the amount of cash that they may be readily converted or exchanged into; (g) where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it denotes a directive, and not an option, and means the Party is legally obligated to do so in accordance with this Agreement; (h) unless otherwise specified herein, references to any statute, listing rule, rule, standard, regulation or other law include a reference to the corresponding rules and regulations and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; (i) references to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section; (j) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise, and permitted assigns; and (k) if the date specified for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next date which is a Business Day. Each Party herein expressly represents and warrants to the other Parties that before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; said Party has relied solely and completely upon its own judgment in executing this Agreement; said Party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, which is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel. The Parties are each represented by legal counsel and have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. The phrases “provided to Buyer” or “made available to Buyer” (and any similar phrases) shall mean the posting by Seller or its Representatives of the various materials, documents, and information produced by or on behalf of Seller throughout Buyer’s due diligence review process to the Intralinks virtual data room managed by Seller up until two (2) Business Days prior to the Effective Date and remaining available through the Effective Date.

The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The disclosure of any matter in the Disclosure Schedules shall be deemed to be disclosed with respect to any other Section of the Disclosure Schedules in each case, if (A) a specific cross reference to a disclosure on another Disclosure Schedule, which also reasonably discloses the substance of the exception, is expressly made or (B) if the relevance of such information to such other representation and warranty in Article IV and Article V as and to the extent that the relevance of such matter to such other Section is reasonably apparent on its face (without reference to any underlying document or matter). The disclosure of any matter in the Disclosure Schedules is not to be treated as constituting or implying any representation, warranty, assurance, or undertaking by Seller not expressly set out in this Agreement, nor to be treated as adding to or extending the scope of any of Seller’s representations and warranties in this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any Dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item or matter in any Disclosure Schedules is intended to imply that that such amount, or higher or lower amounts, or the item or matter so included or other items or matters, are or are not material, and no Party shall use the fact that such amount, item, or matter has been set forth in any Disclosure Schedules in any dispute or controversy between the Parties as to whether any amount, item or matter not described herein or included in any Disclosure Schedules is or is not material or is or is not in the ordinary course of business, in each case for purposes of this Agreement.

Section 9.04 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.05 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law or regulation, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid, or unenforceable provision, the Parties shall modify this Agreement so as to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest effect possible.

Section 9.06 Entire Agreement. This Agreement and the Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Transaction Documents, the Exhibits, and Disclosure Schedules (other than an exception set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.07 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided, that Buyer may, without the consent of any other Party, (a) assign its rights and obligations hereunder to any of its Affiliates (provided, Buyer shall remain responsible for any breach of this Agreement by such Affiliates), and (b) assign its rights hereunder for collateral security purposes to any secured creditor as collateral security for the obligations of Buyer to such creditor or lender (or agent on behalf of such creditor or lender). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 9.08 No Third-Party Beneficiaries. Except with respect to the D&O Indemnified Parties pursuant to Section 7.05, or with respect to Non-Party Affiliates pursuant to Section 9.15, this Agreement constitutes an agreement solely between the Parties and is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including any employee or former employee of Seller) other than the Parties and their respective successors or permitted assigns, or otherwise constitute any Person a third-party beneficiary under or by reason of this Agreement. Nothing in this Agreement, express or implied, is intended to or shall constitute the Parties partners or participants in a joint venture.

Section 9.09 Amendment and Modification; Waiver. This Agreement may not be amended, modified, or supplemented except by an instrument in writing signed on behalf of Buyer and Seller. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 9.10 Governing Law Agreement; Submission to Jurisdiction; Waiver of Jury Trial. Subject to the exception in Section 9.11, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each of the Parties hereby consents to the jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, the Superior Court of the State of Delaware or the Federal District Court for the District of Delaware located in Wilmington, Delaware), and any appellate courts therefrom within the State of Delaware, to the exclusion of any other jurisdiction, for the purposes of all legal Actions arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection which he or it may now or hereafter have to the laying of venue in any such court or that any such Action which is brought in accordance with this Section 9.10 has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction or to seek injunctive relief in any jurisdiction to preserve the status quo pending resolution of disputes in the foregoing courts. EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION IN ANY COURT (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH (I) THIS AGREEMENT, ANY TRANSACTION DOCUMENT ENTERED INTO IN CONNECTION HEREWITH OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR (II) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. EACH PARTY EXPRESSLY WAIVES AND FOREGOES ANY RIGHT TO RECOVER PUNITIVE, INDIRECT, SPECIAL, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL, OR SIMILAR DAMAGES (EXCEPT AS SET FORTH IN SECTION 8.06(C) OR AS AND TO THE EXTENT SUCH DAMAGES ARE PAID TO A THIRD PARTY) IN ANY ARBITRATION, LAWSUIT, LITIGATION, OR ACTION ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION OR ACTION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER AGREEMENTS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS

Section 9.10.

Section 9.11 Governing Law Transfer Deed; Notary. Notwithstanding Section 9.10, the Transfer Deed shall be governed by and construed in accordance with Netherlands Law and any disputes related to the execution of the Transfer Deed shall be settled in the manner as regulated therein. Buyer acknowledges that the Netherlands Notary is associated with Seller’s counsel. Buyer is aware of the Dutch guidelines on associations between civil law notaries (notarissen) and lawyers (advocaten) established by the Board of the Royal Notarial Society (Koninklijke Notariële Beroepsorganisatie). Buyer acknowledges that Seller is represented by counsel duly qualified in Netherlands law matters relating to this Agreement and any disputes in connection therewith.

Section 9.12 Specific Performance. Each of the Parties acknowledges and agrees that, in the event of any breach of the specific terms of this Agreement, the non-breaching Party will be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the Parties shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in accordance with any action instituted in accordance with Section 9.10.

Section 9.13 Certain Understandings. Each of the Parties acknowledges and agrees that it is sophisticated and was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement.

Section 9.14 Counterparts. This Agreement may be executed and delivered (including via facsimile or scanned pdf image) in multiple counterparts, each of which shall be deemed to be an original instrument, all of which shall be considered one and the same agreement and shall become effective when any counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

Section 9.15 Non-Recourse. Claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) the entities that are expressly identified as Parties in the preamble to this Agreement (each, a “Contracting Party”). No Person who is not a Contracting Party, including without limitation any director, officer, employee, incorporator, member, partner, manager, unitholder, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, unitholder, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-Party Affiliates. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall limit, prohibit or otherwise affect any claim in the event of, or in connection with, Fraud.

Section 9.16 Conflict Waiver; Attorney-Client Privilege.

(a)
Each of the Parties acknowledges and agrees, on its own behalf and on behalf of its directors, members, shareholders, partners, officers, employees and Affiliates, that:
(i)
Orrick, Herrington & Sutcliffe LLP has acted as counsel to Seller Group and, prior to closing, the Company, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby (the “Prior Representation”). Buyer agrees, and shall cause the Company to agree, that, following consummation of the transactions contemplated hereby, such prior representation of the Company by Orrick, Herrington & Sutcliffe LLP (or any successor) (“Seller Group Law Firm”) shall not preclude Seller Group Law Firm from serving as counsel to the Seller Group or any director, member, shareholder, partner, officer, or employee of the Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated hereby.

(ii)
Buyer shall not, and shall cause the Company not to, seek or have Seller Group Law Firm disqualified from any such representation based on the Prior Representation of the Company by Seller Group Law Firm. Each of the Parties hereby consents thereto and waives any conflict of interest arising from such Prior Representation, and each of such Parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such Prior Representation. Each of the Parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 9.16 shall not be deemed exclusive of any other rights to which Seller Group Law Firm is entitled whether pursuant to Law, contract, or otherwise.
(b)
All communications between the Seller Group or the Company, on the one hand, and Seller Group Law Firm, on the other hand, relating to the negotiation, preparation, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the Seller Group and shall not pass to or be claimed by Buyer or the Company. Accordingly, Buyer and the Company shall not have access to any Privileged Communications or to the files of Seller Group Law Firm relating to such engagement from and after Closing and may not use or rely on any Privileged Communications in any claim, dispute, action, suit or proceeding against or involving any of the Seller Group or Buyer and its Affiliates, as applicable. Without limiting the generality of the foregoing, from and after the Closing, (i) the Seller Group (and not Buyer or the Company) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Buyer or the Company shall be a holder thereof, (ii) to the extent that files of Seller Group Law Firm in respect of such engagement constitute property of the client, only the Seller Group (and neither Buyer nor the Company) shall hold such property rights and (iii) Seller Group Law Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer or the Company by reason of any attorney-client relationship between Seller Group Law Firm and the Company or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between Buyer or its Affiliates (including the Company), on the one hand, and a third party other than any of the Seller Group, on the other hand, Buyer and its Affiliates (including the Company) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party. In the event that Buyer or any of its Affiliates (including the Company) is legally required by judgment or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by Law, and

(y) advisable in the opinion of Buyer’s counsel, then Buyer shall immediately (and, in any event, within 5 Business Days) notify Seller in writing so that Seller can seek a protective order, all at Seller’s cost or expense.

(c)
This Section 9.16 is intended for the benefit of, and shall be enforceable by, Seller Group Law Firm. This Section 9.16 shall be irrevocable, and no term of this Section may be amended, waived or modified, without the prior written consent of Seller Group Law Firm.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE(S) FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

SELLER:

IMMUNOPRECISE NETHERLANDS B.V.

By:

/s/ Jennifer Bath Name: Jennifer Bath Title: Director

PARENT:

IMMUNOPRECISE ANTIBODIES LTD., solely for the purposes of Section 7.03 and Article VIII hereof

By:

/s/ Jennifer Bath

Name: Jennifer Bath Title: Director

COMPANY:

IMMUNOPRECISE ANTIBODIES (EUROPE) B.V.

By:

/s/ Jennifer Bath

Name: Jennifer Bath Title: Director

BUYER:

AVS BIO NETHERLANDS B.V.

By:

/s/ Jac Price

Name: Jac Douglas Price

Title:

Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

Exhibit A

Escrow Agreement

(Attached.)

[INTENTIONALLY OMITTED]

Exhibit B

Transfer Deed

(Attached.)

[INTENTIONALLY OMITTED]

Exhibit C

Form of Transition Services Agreement

(Attached.)

[INTENTIONALLY OMITTED]

Exhibit D

Illustrative Calculation of Working Capital

(Attached.)

[INTENTIONALLY OMITTED]

Exhibit E

Form of RWI Policy

(Attached.)

[INTENTIONALLY OMITTED]